===============================================================================
                                                                  Exhibit 4.4(a)

                                  $70,000,000

                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF MAY 5, 1995


                                     AMONG


                     LYONDELL-CITGO REFINING COMPANY LTD.,


                            THE LENDERS FROM TIME TO
                              TIME PARTIES HERETO,

                            THE BANK OF NOVA SCOTIA,
                                CREDIT LYONNAIS,
                       THE FIRST NATIONAL BANK OF CHICAGO
                                      AND
                      THE INDUSTRIAL BANK OF JAPAN, LTD.,

                                 AS CO-AGENTS

                                      AND

                             THE BANK OF NEW YORK,

                             AS AGENT AND AS ISSUER

================================================================================

                               TABLE OF CONTENTS

ARTICLE I.        DEFINITIONS........................................   1
    Section 1.01  Certain Defined Terms..............................   1
    Section 1.02  Other Definitional Provisions......................  24
    Section 1.03  Captions...........................................  25

ARTICLE II.       CREDIT FACILITY....................................  25
    Section 2.01  The Facility.......................................  25
    Section 2.02  Making the Loans...................................  28
    Section 2.03  Letters of Credit..................................  29
    Section 2.04  Reduction of Commitments...........................  34
    Section 2.05  Fees...............................................  34
    Section 2.06  Interest...........................................  35
    Section 2.07  Voluntary Interest Rate Conversion.................  37
ARTICLE III.      PAYMENTS, PREPAYMENTS, INCREASED COSTS
                  AND TAXES..........................................  37
    Section 3.01  Payments and Computations..........................  37
    Section 3.02  Mandatory Prepayments..............................  38
    Section 3.03  Voluntary Prepayments..............................  38
    Section 3.04  Funding Losses Relating to Eurodollar Rate Loans...  39
    Section 3.05  Increased Costs; Capital Adequacy..................  40
    Section 3.06  Taxes..............................................  41
    Section 3.07  Substitution of Lender.............................  43

ARTICLE IV.       CONDITIONS TO LOANS; LETTERS OF CREDIT;
                  CONVERSIONS........................................  44
    Section 4.01  Conditions to Initial Loans and Initial Letter of
                  Credit.............................................  44
    Section 4.02  Conditions to Each Borrowing.......................  46
    Section 4.03  Conditions to Each Letter of Credit................  46
    Section 4.04  Conditions to Conversions..........................  47
    Section 4.05  Deemed Fulfilled Conditions........................  47

ARTICLE V.        REPRESENTATIONS AND WARRANTIES OF
                  THE BORROWER.......................................  47
    Section 5.01  Organization; Power; Qualification.................  48
    Section 5.02  Authorization; Enforceability; Absence of
                  Conflicts; Required Consents.......................  48
    Section 5.03  Compliance With Laws...............................  49
    Section 5.04  No Defaults........................................  49
    Section 5.05  Litigation.........................................  49
    Section 5.06  Financial Statements; Disclosure...................  49
    Section 5.07  Taxes..............................................  50
    Section 5.08  Government Regulation..............................  51

    Section 5.09  Employee Benefit Plans.............................  51
    Section 5.10  Title to Property; Leases..........................  52
    Section 5.11  Labor Matters......................................  52
    Section 5.12  Intellectual Property..............................  52
    Section 5.13  Use of Proceeds....................................  52

ARTICLE VI.       FINANCIAL STATEMENTS AND INFORMATION...............  53
    Section 6.01  Reporting Requirements.............................  53
    Section 6.02  Books and Records..................................  56
    Section 6.03  Visits, Inspections and Discussions................  56

ARTICLE VII.      CERTAIN COVENANTS..................................  56
    Section 7.01  Maintenance of Existence and Properties............  56
    Section 7.02  Compliance With Governmental Requirements..........  57
    Section 7.03  Payment of Taxes and Claims........................  57
    Section 7.04  Insurance; Casualty................................  58
    Section 7.05  Liens..............................................  58
    Section 7.06  Restricted Payments................................  58
    Section 7.07  Limitations on Mergers, Etc........................  59
    Section 7.08  Disposition of Assets..............................  59
    Section 7.09  Indebtedness.......................................  60
    Section 7.10  Transactions With Affiliates.......................  61
    Section 7.11  Limitation on Restrictive Covenants................  61
    Section 7.12  Issuance or Disposition of Capital Securities......  61
    Section 7.13  Investments........................................  61
    Section 7.14  Business...........................................  62
    Section 7.15  Fiscal Year........................................  62
    Section 7.16  Financial Covenants................................  62
    Section 7.17  Certain Material Agreements........................  62
    Section 7.18  Use of Proceeds....................................  63

ARTICLE VIII.     DEFAULT............................................  64
    Section 8.01  Events of Default..................................  64
    Section 8.02  Remedies...........................................  68
    Section 8.03  Application of Proceeds............................  69
    Section 8.04  Cash Collateral....................................  69
    Section 8.05  Set-Off; Suspension of Payment and Performance.....  70
    Section 8.06  Sharing of Recoveries..............................  70

ARTICLE IX.       THE AGENT..........................................  70
    Section 9.01  Appointment and Powers.............................  70
    Section 9.02  Limitation on Agent's Liability....................  71
    Section 9.03  Defaults...........................................  71
    Section 9.04  Rights as a Lender and as Issuer...................  71
    Section 9.05  Indemnification....................................  72

    Section 9.06  Non-Reliance on Agent and Other Lenders............  72
    Section 9.07  Resignation of the Agent...........................  72
    Section 9.08  CERTAIN INTENTIONS.................................  73

ARTICLE X.        MISCELLANEOUS......................................  73
    Section 10.01 Notices and Deliveries.............................  73
    Section 10.02 Expenses; Indemnification..........................  75
    Section 10.03 Rights Cumulative..................................  77
    Section 10.04 Confidentiality....................................  77
    Section 10.05 Amendments; Waivers................................  79
    Section 10.06 Assignments and Participations.....................  80
    Section 10.07 Governing Law......................................  81
    Section 10.08 Judicial Proceedings; WAIVER OF JURY TRIAL.........  82
    Section 10.09 Severability of Provisions.........................  83
    Section 10.10 Counterparts; Integration; Binding Effect..........  83
    Section 10.11 Entire Agreement...................................  83
    Section 10.12 Successors and Assigns.............................  83

ANNEXES, SCHEDULES AND EXHIBITS

Annex A            - Lender Information
Schedule A         - ERISA Assumptions
Exhibit A          - Form of Note
Exhibit 2.01(b)    - Form of Extension Request
Exhibit 2.01(c)-1  - Form of Notice of Commitment Increase
Exhibit 2.01(c)-2  - Form of Supplement to Credit Agreement
Exhibit 2.02       - Form of Notice of Borrowing
Exhibit 2.03(c)-1  - Form of Commercial Letter of Credit Reimbursement
                      Agreement
Exhibit 2.03(c)-2  - Form of Standby Letter of Credit Reimbursement Agreement
Exhibit 2.03(d)    - Form of Letter of Credit Request
Exhibit 2.07       - Form of Notice of Conversion
Exhibit 4.01(b)-1  - Form of Secretary's Certificate
Exhibit 4.01(b)-2  - Form of Amendment to the Regulations
Exhibit 4.01(f)-1  - Form of Opinion of Counsel to Borrower
Exhibit 4.01(f)-2  - Form of Opinion of Counsel to Borrower
Exhibit 4.01(g)    - Form of Officer's Certificate
Exhibit 6.01(a)    - Form of Quarterly Compliance Certificate
Exhibit 6.01(b)    - Form of Annual Compliance Certificate
Exhibit 10.04(c)-1 - Form of Assignee or New Lender Confidentiality Agreement
Exhibit 10.04(c)-2 - Form of Participant Confidentiality Agreement
Exhibit 10.04(c)-3 - Form of Outside Representative Confidentiality Agreement
Exhibit 10.06(a)   - Form of Assignment Agreement

                          REVOLVING CREDIT AGREEMENT

                            dated as of May 5, 1995


          LYONDELL-CITGO REFINING COMPANY LTD., a Texas limited liability company, the LENDERS listed on the signature pages hereof and any Lender hereafter becoming a party hereto in accordance with the provisions hereof, THE BANK OF NOVA SCOTIA, CREDIT LYONNAIS, THE FIRST NATIONAL BANK OF CHICAGO and THE INDUSTRIAL BANK OF JAPAN, LTD., as Co-Agents, and THE BANK OF NEW YORK, as Agent and as Issuer, agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

          Section 1.01 Certain Defined Terms. As used in this Revolving Credit Agreement, the following terms have the meanings assigned to them below:

          "Accumulated Funding Deficiency" has the meaning specified in Section 302 of ERISA.

          "Adjusted Eurodollar Rate" means, for any day in an Interest Period for any Eurodollar Loan, an interest rate per annum equal to the sum of (a) the quotient, expressed as a percentage, resulting from the division of (i) the Eurodollar Rate for such Interest Period by (ii) the percentage equal to 100% minus the Eurodollar Rate Reserve Percentage in effect on such day, plus (b) the Applicable Margin in effect on such day.

          "Adjustment Percentage" means, as of any Commitment Increase Effective Date, the fraction, expressed as a percentage, (a) the numerator of which is the aggregate principal amount of Loans outstanding immediately after giving effect, without duplication of amounts, to all Borrowings and prepayments, if any, effected on such Commitment Increase Effective Date and (b) the denominator of which is the Total Commitment effective as of such Commitment Increase Effective Date.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or limited liability company, partnership or other ownership interests, by contract or otherwise). At the date of this Agreement, each of LRC and CRIC controls and is an Affiliate of the Borrower.

          "Affiliate Indebtedness" means, as to any Person, Indebtedness of such Person which is owed to any Affiliate of such Person.

          "Agent" means The Bank of New York, in its capacity as agent for the Lenders pursuant to this Agreement, and any successor Agent appointed pursuant to Section 9.07.

          "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 10.01.

          "Agreement" means this Agreement, including all attached Schedules, Annexes and Exhibits, each as amended, modified and supplemented from time to time.

          "Applicable Debt Percentage Ratio" means (a) as of any Determination Date as defined in clause (a) of the definition thereof, the ratio of (i) Consolidated Indebtedness as of the end of the Borrower's most recently ended fiscal quarter to (ii) Consolidated EBITDA for the Borrower's four most recently ended fiscal quarters, and (b) as of any other Determination Date, 3.00 to 1.00.

          "Applicable Letter of Credit Fee Percentage" means, at any time, the per annum percentage equal to the Applicable Margin at such time.

          "Applicable Margin" means (a) for the period from the Closing Date until the first Determination Date after the Closing Date, 0.550% per annum, and (b) for any subsequent period from and including any Determination Date, beginning with the first Determination Date after the date of this Agreement, to the next Determination Date to occur, if the Applicable Debt Percentage Ratio on the first day of such period is within a range set forth in column A below, the per annum percentage equal to the percentage set forth for that range in column B below (if such first day occurs during the Pre-Completion Period) or column C below (if such first day occurs during the Post-Completion Period):


             A                  B       C
- --------------------------    ------  ------
less than 1.00 to 1.00        0.550%  0.450%

less than 2.00 to 1.00 but
 1.00 to 1.00 or more         0.600%  0.500%

less than 3.00 to 1.00 but
 2.00 to 1.00 or more         0.650%  0.550%

3.00 to 1.00 or more          0.725%  0.625%

          "Assignment Agreement" means any agreement substantially in the form of Exhibit 10.06(a) with respect to an assignment in accordance with
     Section 10.06.

          "Available Credit" means, at the time of any determination, an amount equal to (a) the Total Commitment, minus (b) the aggregate outstanding principal amount of Loans, minus (c) the Letter of Credit Obligations.

          "Average Consolidated Indebtedness" means, as of the date of any determination, without duplication of amounts, the average of the aggregate amounts outstanding at the end of each month during the Borrower's four most recently ended fiscal quarters of all obligations (other than obligations in respect of Interest Rate Protection Agreements) of the Borrower and the Subsidiaries in respect of the principal amount of all Indebtedness, including, without limitation, the Loans, the Term Loans, the Letter of Credit Obligations, all Qualified Subordinated Debt, all Permitted Replacement Debt and all Distribution Debt.

          "Average Debt to EBITDA Ratio" means, as of the date of any determination, the ratio of (a) Average Consolidated Indebtedness over the Borrower's four most recently ended fiscal quarters to (b) Consolidated EBITDA for such fiscal quarters.

          "Bankruptcy Law" means Title 11 of the United States Code or any other federal or state law, or any foreign law, relating to bankruptcy, insolvency, reorganization, relief or protection of debtors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the sum of 0.5%, plus the Federal Funds Rate in effect on such day.

          "Base Rate Loan" means any Loan that bears interest computed on the basis of the Base Rate.

          "Benefit Plan" means, with respect to any Person at any time, any "employee pension benefit plan" as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Benefit Plan), the funding requirements of which (under
     Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years preceding the time in question were, in whole or in part, the responsibility of such Person or with respect to which such Person or an ERISA Affiliate of such Person was a "contributing sponsor" or an "employer" as defined in Section 4001 and Section 3(5), respectively, of ERISA.

          "Birmingport Facility" has the meaning assigned to such term in the Contribution Agreement as in effect on the date of this Agreement.

          "Borrower" means LYONDELL-CITGO Refining Company Ltd., a Texas limited liability company.

          "Borrowing" means one or more borrowings by the Borrower on the same day under and pursuant to this Agreement, each of which consists of Loans of the same Type by the Lenders.

          "Business Day" means a day of the year on which banks are not authorized or required to be closed in New York City and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on between prime banks in the London interbank market.

          "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement, and, for purposes of this Agreement, the amount of any Capital Lease obligation at any date shall be the capitalized amount thereof at such date as determined in accordance with GAAP as in effect on the date of this Agreement.

          "Capital Security" means (a) any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security or other equity interest in a Person and (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

          "Change of Control" means (a) prior to the In-Service Date, the failure of CITGO or Lyondell, individually or collectively, to own, legally and beneficially, directly or indirectly, 100% of the outstanding ownership and voting interests in the Borrower, and (b) after the In-Service Date, the failure of CITGO or Lyondell, individually or collectively, to own, legally and beneficially, directly or indirectly, at least 35% of the outstanding ownership and voting interests in the Borrower.

          "Charter Documents" means, with respect to (a) the Borrower, (i) its Articles of Organization and (ii) the Regulations, and (b) with respect to any other Person, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (ii) the bylaws, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and
     (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's Capital Securities or of any rights in respect of such Person's Capital Securities.

          "CITGO" means CITGO Petroleum Corporation, a Delaware corporation.

          "Closing Date" means the date as of which this Agreement is deemed to have been executed and delivered by the Borrower, the Agent, each Co-Agent, the Issuer and each Lender named on the signature pages hereof, as set forth in the paragraph preceding the Borrower's signature hereon.

          "Co-Agents" means The Bank of Nova Scotia, Credit Lyonnais, The First National Bank of Chicago and The Industrial Bank of Japan, Ltd., in their respective capacities as Co-Agents for the Lenders pursuant to this Agreement.

          "Code" means the Internal Revenue Code of 1986.

          "Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name under the heading "Commitment" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment or a supplement, the amount set forth in the applicable Assignment Agreement or Supplement to Credit Agreement, as the same may be increased or reduced from time to time pursuant to supplements in accordance with Section 2.01(c), pursuant to Section 2.04 or pursuant to assignments in accordance with Section 10.06.

          "Commitment Increase Effective Date" has the meaning specified in
     Section 2.01(c).

          "Confidential Information" has the meaning specified in Section 10.04.

          "Consolidated EBIT" means, for any period, without duplication of amounts, the sum of (a) Net Income for such period, plus (b)(i) such amount of Consolidated Interest Expense for such period as was deducted in determining such Net Income and (ii) the amount classified as income tax expense and deducted in determining such Net Income.

          "Consolidated EBITDA" means, for any period, without duplication of amounts, the sum of (a) Consolidated EBIT for such period, plus (b) the amount classified as depreciation and amortization expense and deducted in determining Net Income for such period.

          "Consolidated Indebtedness" means, as of the date of any determination, without duplication of amounts, the aggregate amount of all obligations (other than obligations in respect of Interest Rate Protection Agreements) of the Borrower and the Subsidiaries in respect of the principal amount of all Indebtedness, including, without limitation, the Loans, the Term Loans, the Letter of Credit Obligations, all Qualified Subordinated Debt, all Permitted Replacement Debt and all Distribution Debt as of such date.

          "Consolidated Interest Expense" means, for any period, without duplication of amounts, the sum of (a) the amount classified as interest costs and deducted in determining Net Income for such period, plus (b) the interest costs of the Borrower and the Subsidiaries on a consolidated basis and capitalized in accordance with GAAP for such period and not deducted in determining Net Income for such period.

          "Consolidated Net Worth" means, as of the date of any determination, without duplication of amounts, (i) the aggregate amount of total assets of the Borrower and the Subsidiaries, minus (ii) the aggregate amount of the total liabilities of the Borrower and the Subsidiaries, in each case as of the end of the Borrower's most recently ended fiscal quarter and determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and as applied on a basis consistent with the basis on which GAAP was applied in the preparation of the Initial Financial Statements. Without limiting the generality of the foregoing, the liabilities of the Borrower at any time shall include the amount of all Distribution Debt and accrued, unpaid interest thereon at such time.

          "Contribution Agreement" means the Contribution Agreement, dated July 1, 1993, between Lyondell and the Borrower, as amended, modified and supplemented from time to time to the extent permitted by Section 7.17, unless the context otherwise requires.

          "Convert," "Conversion" or "Converted" each refers to a conversion of Loans of one Type into Loans of another Type and includes the continuation of Eurodollar Rate Loans as Eurodollar Rate Loans having a new Interest Period.

          "Coverage Ratio" means, as of the date of any determination, the ratio of (a) Consolidated EBIT for the Borrower's four most recently ended fiscal quarters to (b) Consolidated Interest Expense for such fiscal quarters.

          "CRIC" means Citgo Refining Investment Company, an Oklahoma corporation.

          "Crude Supply Agreement" means the Crude Supply Agreement, dated as of May 5, 1993, between the Borrower and Lagoven, S.A., a corporation organized under the laws of the Republic of Venezuela, as amended, modified and supplemented from time to time to the extent permitted by Section 7.17, unless the context otherwise requires.

          "Current Date" means any day during the 20-day period ending on the Closing Date.

          "Custodian" means any custodian, receiver, sequestrator, trustee or similar official (a) under any Bankruptcy Law, (b) under any business corporation statute in the case of assets of any corporation or (c) under or pursuant to any limited liability company statute in the case of assets of any limited liability company.

          "Debt to Total Capitalization Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (a) Consolidated Indebtedness to (b) the sum of (i) Consolidated Net Worth, plus (ii) Consolidated Indebtedness, in each case as of such time.

          "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would become an Event of Default.

          "Default Rate" means the rate otherwise applicable under Section 2.06(a)(i) or (ii), plus 2.0% or, if there is no such applicable rate in respect of the circumstances for which the Default Rate is used, the Base Rate, plus 2.0%.

          "Determination Date" means, for purposes of determining the Applicable Margin from time to time, (a) the first date after the end of a fiscal quarter of the Borrower on which the Agent receives the Financial Statements as of the end of such fiscal quarter and the related compliance certificate required by Section 6.01(a) or 6.01(b), as the case may be, to be delivered to the Agent by reason of such fiscal quarter having ended,
     (b) the 60th day after the end of any fiscal quarter of the Borrower if the Agent has not theretofore received the Financial Statements and the related compliance certificate required to be furnished to the Agent by Section 6.01(a) by reason of such fiscal quarter having ended and (c) the 120th day after the end of any last fiscal quarter of any fiscal year of the Borrower if the Agent has not theretofore received the Financial Statements and the related audit report and compliance certificate required by Section 6.01(b) to be furnished to the Agent by reason of such fiscal quarter having ended.

          "Distribution Debt" means obligations of the Borrower created under
     Section 7.3.(C) of the Regulations to any Owner in respect of distributions required to be made pursuant to Section 7.4 or 7.5 of the Regulations (other than an amount described in Section 7.4.(B) of the Regulations).

          "Dollars" and the sign "$" each means lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment or a supplement, the branch or office of such Lender set forth under the heading "Domestic Lending Office" in the Assignment Agreement or the Supplement to Credit Agreement giving effect to such assignment or supplement, or (b) such other branch or office of such Lender designated by such Lender to the Agent and the Borrower from time to time as the branch or office at which its Base Rate Loans are to be made or maintained.

          "Eligible Assignee" means at any time any Lender, bank, finance company, insurance company, savings and loan association, savings bank, other financial institution or fund that (a) is regularly engaged in making or purchasing loans or (b) if not regularly engaged in making commercial loans, is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 144A and Regulation D, respectively, under the Securities Act of 1933).

          "Environmental Laws" means any and all Governmental Requirements relating to the environment, including, without limitation, ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitation, petroleum, petroleum distillates, asbestos or asbestos-containing material or polychlorinated biphenyls).

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means, with respect to any Person, any other Person, including an Affiliate of such first Person, that is a member or at any time within six years of the time in question has been a member of any group of organizations within the meaning of Section 414(b), (c), (m) or
     (o) of the Code of which such first Person is or was a member.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System.

          "Eurodollar Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment or a supplement, the branch or office of such Lender set forth under the heading "Eurodollar Lending Office" in the Assignment Agreement or the Supplement to Credit Agreement giving effect to such assignment or supplement, or (b) such other branch or office of such Lender designated by such Lender to the Agent and the Borrower from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, the per annum rate determined by the

     Agent as follows: (a) the Agent shall obtain the rate for deposits in Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. (London time) two Business Days preceding the first day of such Interest Period; and (b) if the Agent is not able to obtain quotations for the determination of the Eurodollar Rate pursuant to clause (a) above, the Eurodollar Rate shall be the per annum rate of interest quoted by the Agent at which Dollar deposits are offered by the Agent to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, which deposits are for a period equal to such Interest Period and in an amount substantially equal to the Eurodollar Rate Loan that the Agent would make in its capacity as a Lender.

          "Eurodollar Rate Loan" means any Loan that bears interest computed on the basis of the Adjusted Eurodollar Rate.

          "Eurodollar Rate Reserve Percentage" means, for any day in an Interest Period for any Eurodollar Rate Loan, the reserve percentage applicable on that day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 8.01.

          "Existing Credit Agreement" means the Credit Agreement, dated as of July 1, 1994, among the Borrower, the lenders that are parties thereto and Continental Bank N.A.

          "Extension Date" has the meaning specified in Section 2.01(b)(i).

          "Extension Effective Date" has the meaning specified in Section 2.01(b)(i).

          "Extension Request" has the meaning specified in Section 2.01(b)(i).

          "Federal Funds Rate" means, for each day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letters" means (a) that certain letter from the Agent to the Borrower dated as of the date of this Agreement respecting commitment fees payable by the Borrower on the Closing Date to the Agent for the respective accounts of the Lenders and (b) that certain letter from The Bank of New York to the Borrower dated as of the date of this Agreement respecting certain fees payable by the Borrower to The Bank of New York on the Closing Date and from time to time in connection with this Agreement.

          "Financial Statements" means the Initial Financial Statements and the financial statements of the Borrower and the Subsidiaries required to be delivered to the Agent by Sections 6.01(a) and (b).

          "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time and concurred in by the independent certified public accountants certifying the Financial Statements required by Section 6.01(b), applied on a basis consistent (except for changes concurred in by such independent certified public accountants) with the most recent audited Financial Statements delivered to the Agent, except as otherwise specifically provided herein.

          "Governmental Approval" means any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

          "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government or (b) any school district having the authority to assess and collect Taxes.

          "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority or any obligation included in any certificate, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including, without limitation, any requirement under common law.

          "Gross Proceeds" means, with respect to any Permitted Replacement Debt, (a) if such Permitted Replacement Debt is incurred by the Borrower in a commercial or other loan transaction or to an Affiliate of the Borrower, the aggregate unpaid principal amount of such Permitted Replacement Debt when it is so incurred, or (b) if such Permitted Replacement Debt is evidenced by "securities" (as defined in the Securities Act of 1933) issued and sold by the Borrower to one or more underwriters for resale or one or more investors for investment, the aggregate gross proceeds received by the Borrower from such sale before the deduction of any expenses related to such sale, provided, that in the case of any sale to an underwriter for resale, if such underwriter's underwriting or similar discount or commission is not reflected as a reduction in the purchase price paid by such underwriter to the Borrower for such Permitted Replacement Debt from the price at which such underwriter initially offers such Permitted Replacement Debt for resale, it shall be deducted, without duplication of amounts, in determining the Gross Proceeds received by the Borrower from such Permitted Replacement Debt.

          "Guaranty" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

          "Houston Facility" has the meaning assigned to such term in the Contribution Agreement as in effect on the date of this Agreement.

          "Increasing Lender" has the meaning specified in Section 2.01(c).

          "Indebtedness" of any Person means, without duplication, (a) any liability of such Person (i) for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of such Person (or upon any revenues, income or profits of such Person therefrom), whether or not such Person has assumed such liability or otherwise become liable for the payment thereof, (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty or (d) with respect to the Borrower, Distribution Debt.

          "Indemnified Person" means, at any time, any Person that is, or at such time was, the Agent, a Co-Agent, the Issuer, a Lender, an Affiliate of the Agent, a

     Co-Agent, the Issuer or a Lender or a director, officer, employee or agent of any such Person.

          "Information" means written information, including, without limitation, data, certificates, reports, statements (excluding Financial Statements) and documents.

          "Initial Financial Statements" means the audited balance sheet of the Borrower as at December 31, 1994 and the related statements of income and cash flows for the Borrower's fiscal year ended on such date, copies of which have been made available to each Lender identified on the signature pages hereof prior to the date of this Agreement.

          "In-Service Date" means the close of business on the last day of the calendar month in which the earliest of the following occurs: (a) both Mechanical Completion and Specified Production Capability have been achieved; (b) the date on which the Owners determine by Owners Committee Action either that Specified Production Capability cannot, under any circumstances, be achieved or that additional modifications will not be attempted to achieve Specified Production Capability; or (c) the date that is 120 days after Mechanical Completion has been achieved.

          "Intellectual Property" means (a) patents and patent rights, (b) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks and logos and (c) copyrights, in each case whether registered, unregistered or under pending registration under the laws of the United States or any other country.

          "Interest Payment Date" means the last day of March, June, September and December of each year.

          "Interest Period" means, for each Eurodollar Rate Loan, the period (a) commencing (i) for each such Loan comprising part of the same Borrowing, on the date such Loan is made, and (ii) for each such Loan into which any Loan has been Converted, the date of that Conversion, and (b) ending on the last day of the period selected by the Borrower pursuant to the provisions below. In the case of all Loans, the duration of each Interest Period shall be seven days or one, two, three or six months, and in each case as the Borrower may, upon notice received by the Agent not later than 12:00 Noon (New York City time) on the third Business day prior to the first day of such Interest Period, select; provided, however, that: (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (c) no more than ten Interest Periods may be outstanding at any time.

          "Interest Rate Protection Agreement" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest risks of such Person either generally or under specific contingencies between such Person and any other Person.

          "Invited Lender" has the meaning specified in Section 2.01(b)(i).

          "Issuance Expenses" means, with respect to any Permitted Replacement Debt, without duplication of amounts, the expenses incurred by the Borrower in connection with its issuance or sale of such Permitted Replacement Debt which would be capitalized and classified as debt issuance costs on a balance sheet of the Borrower prepared in accordance with GAAP as in effect on the date of this Agreement; provided, however, that "Issuance Expenses" do not include (a) any amount paid or payable by the Borrower to any Affiliate of the Borrower (other than, if the Affiliate retains a law firm as its counsel in connection with such issuance or sale, the reasonable fees and disbursements of such firm in that connection), (b) any underwriting or other similar discount or commission or (c) any unamortized debt discount.

          "Issuer" means The Bank of New York, in its capacity as the issuer of each Letter of Credit, and any successor Issuer appointed pursuant to
     Section 2.03(l).

          "Issuer's Office" means the address of the Issuer specified in or determined in accordance with Section 10.01.

          "LC Available Amount" means, at the time of any determination in connection with a Letter of Credit, the amount equal to (a) the aggregate amount of Commitments of those Lenders whose respective Termination Dates end at least one Business Day after the proposed expiry date of such Letter of Credit, minus (b) the aggregate outstanding principal amount of Loans at such time, minus (c) the Letter of Credit Obligations at such time.

          "Lender" means at any time any Person then having any or all of the rights or obligations of a Lender and which (a) is identified as a Lender on the signature pages hereof, (b) has been assigned such rights or obligations pursuant to an Assignment Agreement or (c) has become a Lender pursuant to a Supplement to Credit Agreement.

          "Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans or such Lender's Eurodollar Lending Office in the case of Eurodollar Rate Loans.

          "Letter of Credit" means a standby letter of credit or commercial letter of credit issued by the Issuer for the account of the Borrower pursuant to Section 2.03.

          "Letter of Credit Obligations" means, at the time of any determination, the sum of (a) the Reimbursement Obligations, plus (b) the Letter of Credit Undrawn Amounts.

          "Letter of Credit Reimbursement Agreements" means (a) the Standing Agreement for Commercial Letters of Credit in the form of Exhibit 2.03(c)-1 and (b) the Standing Agreement for Standby Letters of Credit in the form of
     Exhibit 2.03(c)-2.

          "Letter of Credit Request" has the meaning specified in Section
     2.03(d).

          "Letter of Credit Undrawn Amount" means, at the time of any determination, the aggregate amount available for drawing under all outstanding Letters of Credit.

          "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of such Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

          "Litigation" means any case, proceeding, claim, grievance, lawsuit or investigation conducted by or pending before any Governmental Authority or any arbitration proceeding.

          "Loan" means a loan by a Lender to the Borrower pursuant to Section 2.01.

          "Loan Document Claim" means any claim in connection with, arising out of or relating to any Loan Document or any transaction with any Lender, the Issuer, any Co-Agent or the Agent contemplated thereby, whether direct or indirect, whether based on any federal, state or local law or regulation, securities or commercial law or regulation, under common law or in equity, or on contract, tort or otherwise, regardless of whether the transactions contemplated hereby are ever consummated and regardless of when any such claim arises.

          "Loan Documents" means this Agreement, the Notes, the Letter of Credit Reimbursement Agreements, the Fee Letters and all other agreements between the Borrower or any Subsidiary and any one or more of the Lenders, the Issuer, the Co-Agents and the Agent respecting fees payable in connection with this Agreement or any other Loan Document and all other written agreements, documents, instruments and certificates now or hereafter executed or delivered by the Borrower or any Subsidiary to or for the benefit of the Agent, any Co-Agent, the Issuer or any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements or substitutions from time to time of all or any part of the foregoing.

          "LRC" means Lyondell Refining Company, a Delaware corporation.

          "Lyondell" means Lyondell Petrochemical Company, a Delaware corporation.

          "Lyondell Obligations" means the obligations of Lyondell to the Borrower on the date of this Agreement under Section 5.2.(A) of the Contribution Agreement with respect to "Pre-Closing Environmental Liabilities and Costs" that are included in "Retained Liabilities" as provided in Section 2.3.(D) of the Contribution Agreement and not excluded from "Retained Liabilities" by Schedule 2.3.(D) to the Contribution Agreement. As used in this definition, "Contribution Agreement" means the Contribution Agreement as in effect on the date of this Agreement, and the quoted terms in this definition have the meanings ascribed to them in the Contribution Agreement as in effect on the date of this Agreement.

          "Material" means material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Borrower and the Subsidiaries considered as a whole.

          "Material Adverse Effect" means, relative to the occurrence or non-occurrence of any event and after taking into account existing or reasonably anticipated insurance coverage and indemnification rights with respect to such occurrence or non-occurrence, (a) a material adverse effect on the business, operations, property or assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries considered as a whole or (b) a material adverse effect on the ability of the Borrower to perform its payment or other obligations under the Loan Documents.

          "Material Agreement" means any contract or agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound or to which any property or assets of the Borrower or any Subsidiary is subject and which is Material. Without limiting the generality of the foregoing, for purposes of this Agreement, the Supply or Purchase Contracts and the Contribution Agreement constitute Material Agreements.

          "Mechanical Completion" means completion in its entirety of the physical construction of the Refinery Expansion Project as described in the Recommended Design.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Benefit Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing or has made or accrued an obligation to make contributions within six years of the time in question.

          "Multiple Employer Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA, other than a Multiemployer Benefit Plan, that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower and an employer other than the Borrower or any ERISA Affiliate of the Borrower contribute or have an obligation to contribute.

          "Net Income" means, for any period, the aggregate net income (or net loss) of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and as applied on a basis consistent with the basis on which GAAP was applied in the preparation of the Initial Financial Statements.

          "Net Proceeds" means, with respect to any Permitted Replacement Debt,
     (a) the Gross Proceeds of such Permitted Replacement Debt, minus (b) the Issuance Expenses paid or payable by the Borrower in connection with the issuance or sale of such Permitted Replacement Debt.

          "New Funds Amount" means, as of any Commitment Increase Effective Date, (a) for each then New Lender, the amount equal to the product of (i) the Adjustment Percentage as of such Commitment Increase Effective Date multiplied by (ii) such New Lender's Commitment effective as of such Commitment Increase Effective Date, and (b) for each then Increasing Lender, the amount by which (i) the product of (A) such Adjustment Percentage multiplied by (B) such Increasing Lender's Commitment effective as of such Commitment Increase Effective Date exceeds (ii) the aggregate unpaid principal amount of such Increasing Lender's Loans immediately prior to such Commitment Increase Effective Date.

          "New Lender" has the meaning specified in Section 2.01(c).

          "Non-extending Lender" means, if the Borrower has made an Extension Request pursuant to Section 2.01(b)(i) and the Termination Date subject to that Extension Request will be extended pursuant to Section 2.01(b)(ii), any Invited Lender receiving that Extension Request which has rejected, or is deemed pursuant to Section 2.01(b)(ii) to have rejected, that Extension Request.

          "Note" means a promissory note of the Borrower in the form of Exhibit
     A.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Conversion" has the meaning specified in Section 2.07.

          "Notice of Commitment Increase" has the meaning specified in Section 2.01(c).

          "Obligations" means all obligations or liabilities of any form or nature, whether matured or unmatured, fixed or contingent, of the Borrower to the Agent, any Co-Agent, the Issuer or any Lender in connection with, arising under or related to any Loan Document or any Permitted Interest Rate Protection Agreement between the Borrower and any Lender.

          "Outside Representatives" means, with respect to any Person, the Representatives of such Person other than its own directors, officers, employees and Affiliates.

          "Owners" means LRC and CRIC and any of their respective successors and assigns under the Regulations.

          "Owners Committee" means the committee of representatives of the Owners through which the Owners manage the Borrower in accordance with the Regulations.

          "Owners Committee Action" has the meaning specified in Section 3.6.(A) of the Regulations.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Interest Rate Protection Agreement" means an Interest Rate Protection Agreement between the Borrower and a Lender or other financial institution having combined capital and surplus of at least $500,000,000 or that has (or that is a subsidiary of a bank holding company that has) publicly traded unsecured long-term debt securities given a rating of A-
     (or the equivalent rating then in effect) or better by S&P or a rating of A3 (or the equivalent rating then in effect) or better by Moody's.

          "Permitted Investments" means (a) at the time of purchase or other acquisition by the Borrower or any Subsidiary, (i) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (ii) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 (or the equivalent rating then in effect) by S&P or P-1 (or the equivalent rating then in effect) by Moody's, (iii) certificates of deposit and bankers' acceptances having maturities of not more than one year of any Lender or any commercial bank or trust company if (A) such bank or trust company has a combined capital and surplus of at least $500,000,000 and (B) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- (or the equivalent rating then in effect) by S&P or A3 (or the equivalent rating then in effect) by Moody's,
     (b) Capital Securities of, or loans or advances to, any Wholly-Owned Subsidiary, provided, that if any Person that is a Wholly-Owned Subsidiary ceases at any time to be a Wholly-Owned Subsidiary, Capital Securities of that Person remaining owned by the Borrower or any Subsidiary, and any loans or advances to that Person by the Borrower or any Subsidiary remaining outstanding, will cease being Permitted Investments at that time and will be deemed acquired or made at that time for purposes of Section 7.13, (c) advances made by the Borrower to the Owners pursuant to and in accordance with Section 7.6 of the Regulations so long as no Event of Default exists or would exist after giving effect thereto, provided, that if any such advance is not repaid in the manner required by Section 7.6 of the Regulations within 90 days of the date of such advance, such advance will cease being a Permitted Investment at the close of business on such 90th day and will be deemed made at that time for purposes of Section 7.13, and (d) the promissory note in the form set forth in Exhibit 6.6.(E) to the Regulations as in effect on the date hereof, if any, delivered by CRIC to the Borrower pursuant to and in accordance with Section 6.6.(E) of the Regulations.

          "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of such Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent or (if foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced, have been stayed) are being contested in good faith and by appropriate proceedings, and if such Person has set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due or (if foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced, have been stayed) being contested in good faith and by appropriate proceedings, if such Person has set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP; (c) Liens incurred in the ordinary course of such Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of such Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of such Person's business or existing on property and not materially interfering with the ordinary conduct of such Person's business; (f) defects or irregularities in such Person's title to its real properties which do not materially interfere with the ordinary course of such Person's business (provided that, in the case of the Houston Facility and the Birmingport Facility, such defects or irregularities also do not materially diminish the value, from the value as of the date of this Agreement, of the surface estate (the defects or irregularities as of the date of this Agreement with respect to the Houston Facility being set forth in the Commitment for Title Insurance issued by Commonwealth Land Title Company of Houston, as agent for Commonwealth Land Title Insurance Company, under GF No. 9210852, dated effective as of April 7, 1995, and with respect to the Birmingport Facility being set forth in the Commitment for Title Insurance issued by Alabama Title Co., Inc., as agent for Commonwealth Land Title Insurance Company, under File No. 2571-FF, dated effective as of March 21,
     1995)); (g) legal or equitable encumbrances deemed to exist by reason of negative pledges such as Section 7.05; (h) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease permitted by Section 7.09(f) or any lease that, pursuant to GAAP, would be accounted for as an operating lease; (i) Liens securing purchase money Indebtedness permitted by Section 7.09(f) so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness; and (j) other Liens (other than pursuant to ERISA or Section 412(n) of the Code), provided that the obligations secured thereby do not exceed in the aggregate $1,000,000 at any time outstanding.

          "Permitted Replacement Debt" means Indebtedness of the Borrower (a) that is evidenced by notes, bonds, debentures or similar instruments issued or sold by the Borrower for cash, (b) that is not secured, directly or indirectly, by any Lien upon any property or assets of the Borrower or any Subsidiary (or any revenues, income or profits of the Borrower or any Subsidiary therefrom) and (c) the Gross Proceeds from the issuance or sale of which are used by the Borrower until such time as all Term Loans and all Term Loan Obligations that have become due have been paid in full and the Borrower has no right to borrow any additional amount under the Term Credit Agreement solely (i) to prepay any then outstanding Term Loans, (ii) to pay the Issuance Expenses, if any, incurred by the Borrower in connection with such issuance or sale and (iii) to pay, if all Term Loans have been paid in full, such other Term Loan Obligations as have then become due.

          "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization, mutual company, joint stock company, estate, trust, union, employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

          "Post-Completion Period" means the period (a) beginning on the first date on which (i) both Mechanical Completion and Specified Production Capability have been achieved and (ii) the Borrower has delivered to the Agent (A) a report in form reasonably satisfactory to the Agent from an independent engineer selected by the Borrower and reasonably acceptable to the Agent to the effect, and (B) a certificate in form reasonably satisfactory to the Agent of a Responsible Officer representing and warranting to the effect, that both Mechanical Completion and Specified Production Capability have been achieved and (b) ending on the date on which all Obligations have been paid in full and no Lender has any further obligation to make any Loan hereunder.

          "Pre-Completion Period" means the period beginning as of the date of this Agreement and ending immediately prior to the beginning of the Post-Completion Period.

          "Prime Rate" means the fluctuating prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily the lowest rate of interest of The Bank of New York.

          "Prohibited Transaction" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
     Section 4975 of the Code or Section 408 of ERISA, provided that, with respect to any transactions involving a Loan or a Letter of Credit, the ERISA Assumptions set forth on Schedule B are deemed to be true.

          "Prospective Assignees" means all Eligible Assignees that are prospective assignees of any Lender.

          "Prospective Participants" means all Eligible Assignees that are prospective participants of any Lender.

          "Qualified Subordinated Debt" means any Indebtedness of the Borrower
     (a)(i) to CRIC or LRC, or any Affiliate of either CRIC or LRC, having, at the option of the Borrower, (A) subordination terms substantially identical to those set forth in Exhibit 6.4.(D) to the Regulations as in effect on the date of this Agreement or (B) such other terms of subordination as are satisfactory to the Required Lenders or

     (ii) to any other Person, having subordination terms reasonably satisfactory to the Required Lenders and (b) unless and until the Term Loans have been paid in full (or are paid in full with the proceeds thereof) and the Borrower has no right to borrow any additional amount under the Term Credit Agreement, which does not by its terms, or by the terms of any agreement or contract under or pursuant to which it is issued or by which it is governed, provide for any of the following to occur prior to the first anniversary of the Term Loan Termination Date: (i) a scheduled payment of any portion of the principal amount or accreted value of any such Indebtedness, (ii) a mandatory prepayment, redemption or repurchase of any portion of the principal amount or accreted value of any such Indebtedness (in the absence of an acceleration of the entire principal amount or accreted value of such Indebtedness by the holders thereof or their representative by reason of the occurrence, or the occurrence and continuation, of a default or an event of default with respect thereto) or
     (iii) the irrevocable deposit, segregation or setting aside of any funds or assets by the Borrower; provided, however, that any outstanding Qualified Subordinated Debt that is Affiliate Indebtedness of the Borrower shall cease to be Qualified Subordinated Debt in the event that (i) such Affiliate Indebtedness is, in the good faith judgment of the Required Lenders, more favorably subordinated to holders of Indebtedness pari passu with the Obligations than such Affiliate Indebtedness is subordinated to the Obligations and (ii) the Borrower does not concurrently therewith cause to be effected either an amendment of such Affiliate Indebtedness, or a legally, valid, binding and enforceable agreement relating thereto, whereby such Affiliate Indebtedness is subordinated to the Obligations on terms substantially identical to the terms on which it is subordinated to such pari passu Indebtedness.

          "Ratable Portion" means, as of the date of any determination, for each Lender, the fraction, expressed as a percentage, the numerator of which is such Lender's Commitment and the denominator of which is the Total Commitment.

          "Receiving Party" means the Agent, any Co-Agent, the Issuer or any Lender.

          "Recommended Design" means the design for the Refinery Expansion Project heretofore approved by Owners Committee Action, together with any modifications to such design that may be approved from time to time by Owners Committee Action.

          "Reducing Lender" has the meaning specified in Section 2.01(c).

          "Reduction Amount" means, as of any Commitment Increase Effective Date, for each then Reducing Lender, the amount by which (i) the aggregate unpaid principal amount of such Reducing Lender's Loans immediately prior to such Commitment Increase Effective Date exceeds (ii) the product of (A) the Adjustment Percentage for such Commitment Increase Effective Date multiplied by (B) such

     Reducing Lender's Commitment effective as of such Commitment Increase Effective Date.

          "Refined Products Purchase Agreement" means the Product Sales Agreement (Refined Products-CITGO Petroleum Corporation) dated as of July 1, 1993 between the Borrower and CITGO, as amended, modified and supplemented from time to time to the extent permitted by Section 7.17.

          "Refinery" means at any time the refinery of the Borrower located in Houston, Texas.

          "Refinery Expansion Project" means the Borrower's project to upgrade the capacity of the Refinery substantially in accordance with the Recommended Design.

          "Register" has the meaning specified in Section 10.06(b).

          "Regulations" means the Amended and Restated Limited Liability Company Regulations of the Borrower dated July 1, 1993, as amended, modified and supplemented on the Closing Date and thereafter from time to time to the extent no Event of Default occurs under Section 8.01(i)(iii) as a result of such amendment, modification or supplement, unless the context otherwise requires.

          "Regulations G, T, U and X" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          "Reimbursement Obligations" means, at the time of any determination, all matured and unpaid reimbursement or repayment obligations of the Borrower to the Issuer with respect to Letters of Credit.

          "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants, advisors, attorneys, consultants or other agents of such Person, or any other representatives of such Person or of any of such directors, officers, employees, Affiliates, accountants, advisors, attorneys, consultants or other agents.

          "Reportable Event" means, with respect to any Benefit Plan of any Person, (i) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to such Benefit Plan, (ii) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Section 401(a)(29) of the Code or (iii) any failure to make a payment required by Section 412(m) of the Code with respect to such Benefit Plan.

          "Required Lenders" means, at the time of any determination, Lenders holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Total Commitment; provided, however, that for purposes of (a) any amendment of, any consent under, or waiver of any failure of the Borrower to perform or observe any term, covenant, condition or agreement contained in, Section 7.17(a) (other than with respect to the Refined Products Purchase Agreement), (b) any amendment of, or waiver of any Event of Default specified in, Section 8.01(i)(i) (other than with respect to the Refined Products Purchase Agreement) or (c) any amendment or waiver of this proviso, "Required Lenders" means, at the time of any determination, Lenders holding at least 80% of the then aggregate unpaid principal amount of the Notes or, if no such principal amount is then outstanding, Lenders having at least 80% of the Total Commitment.

          "Responsible Officer" means the President, the Chief Financial Officer, the Controller, any Vice President or the General Counsel of the Borrower.

          "Restricted Payment" means (a) with respect to any Person, any of the following effected by such Person: (i) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Securities of such Person now or hereafter outstanding, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value of or direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any Capital Securities of such Person now or hereafter outstanding or any warrants, options or other rights to acquire or subscribe for purchase of Capital Securities of such Person or any Subsidiary of such Person now or hereafter outstanding or (iii) any payment or prepayment of principal of, premium or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment of, or of any claim to rescission with respect to, any Affiliate Indebtedness of such Person or any Indebtedness of such Person subordinated by the terms thereof to the prior payment of the Obligations and (b), with respect to the Borrower or any Subsidiary, any of the following effected directly or indirectly by such Person: any payment or prepayment of principal of or premium on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment of, or of any claim to rescission with respect to, any Permitted Replacement Debt that is not Affiliate Indebtedness of the Borrower. Without limiting the generality of the foregoing, a "Restricted Payment" by the Borrower or any Subsidiary includes any distribution made by the Borrower, or any Subsidiary for the account of the Borrower, to an Owner pursuant to the Regulations, including, without limitation, Sections 7.2, 7.4, 7.5 and 7.6 thereof.

          "Service Agent" has the meaning specified in Section 10.08.

          "Specified Production Capability" means the demonstration by all principal operating units included in the Refinery Expansion Project, as a whole, of the capability (a) to operate for at least seven consecutive days with the designed feedstocks at a minimum of 95% of the feedrate in the Recommended Design and (b) to produce refined products substantially in accordance with the product slate and quality specifications included in the Recommended Design.

          "S&P" means Standard and Poor's Rating Group.

          "Subsidiary" means any corporation or other Person of which Capital Securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (whether or not any other class of Capital Securities of such corporation or other Person has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled, directly or indirectly, by the Borrower.

          "Supplemental Supply Agreement" means the Supplemental Supply Agreement, dated as of May 5, 1993, between the Borrower and Petroleos de Venezuela, S.A., a corporation organized under the laws of the Republic of Venezuela, as amended, modified and supplemented from time to time to the extent permitted by Section 7.17, unless the context otherwise requires.

          "Supplement to Credit Agreement" means an agreement in the form of
     Exhibit 2.01(c)-2 which amends this Agreement to increase the Total Commitment pursuant to and in accordance with Section 2.01(c).

          "Supply or Purchase Contracts" means (a) the Crude Supply Agreement,
     (b) the Supplemental Supply Agreement and (c) the Refined Products Purchase Agreement.

          "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Governmental Requirement, excluding, in the case of each Lender, the Issuer, each Co-Agent and the Agent, taxes imposed on its income, and franchise taxes and doing business taxes imposed on it by the laws of any jurisdiction (or political subdivision thereof).

          "Term Credit Agreement" means the Credit Agreement dated as of the date of this Agreement among the Borrower, the lenders and co-agents that are parties thereto and The Bank of New York, as the agent for such lenders, as amended, modified and supplemented from time to time.

          "Term Loan" means any loan made to the Borrower under the Term Credit Agreement.

          "Term Loan Obligations" has the meaning assigned to the term "Obligations" in the Term Credit Agreement.

          "Term Loan Termination Date" has the meaning assigned to the term "Termination Date" in the Term Credit Agreement.

          "Terminating Lender" has the meaning specified in Section 2.03(e).

          "Termination Date" means, with respect to each Lender on the date of any determination, the earlier of (a) the later of (i) May 3, 1996 and (ii) the last Extension Date approved by such Lender as such Lender's Termination Date pursuant to Section 2.01(b) and (b) any date on which the Loans become due and payable in full, whether by acceleration or otherwise under this Agreement.

          "Termination Event" means, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan which is likely to result in the termination of such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings to terminate such Benefit Plan under Section 4042 of ERISA, (d) the appointment of a trustee to administer such Benefit Plan under Section 4042 of ERISA or (e) any occurrence similar to any of those referred to in clauses (a) through (d) above under the applicable Governmental Requirements of a foreign country.

          "TLLCA" means the Texas Limited Liability Company Act.

          "Total Commitment" means $70,000,000, the aggregate amount of the Commitments, as such amount may be increased or reduced from time to time pursuant to and in accordance with Sections 2.01(b), 2.01(c) and 2.04.

          "Type" refers to a Base Rate Loan or a Eurodollar Rate Loan.

          "United States Person" has the meaning specified in Section 3.06(d).

          "Welfare Plan" means an "employee welfare benefit plan" as defined in
     Section 3(1) of ERISA in which any personnel of the Borrower or any ERISA Affiliate of the Borrower participate, excluding any Multiemployer Benefit Plan subject to ERISA.

          "Wholly-Owned Subsidiary" means any corporation or other Person all of whose outstanding Capital Securities are owned and controlled, directly or indirectly, by the Borrower.

          Section 1.02 Other Definitional Provisions. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA and the TLLCA, shall be deemed references to such Governmental Requirement or any successor Governmental Requirement, as the same may have been or may be amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

          (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Annex," "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

          (c) Whenever the context so requires, the singular number includes the plural and vice versa.

          (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word.

          (e) References in this Agreement or any other Loan Document to the Borrower's knowledge shall be deemed references to the actual knowledge of one or more of the Responsible Officers.

          Section 1.03 Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                                  ARTICLE II.

                                CREDIT FACILITY

          Section 2.01 The Facility. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date for such Lender in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; provided, however, at no time shall any Lender be obligated to make a Loan in excess of such Lender's Ratable Portion of the Available Credit. Each Borrowing shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the foregoing limits, the Borrower may borrow, prepay and reborrow Loans in accordance with the provisions hereof. The principal amount outstanding of all Loans of any Lender shall mature and be due and payable, together with accrued and unpaid interest thereon, on the Termination Date for such Lender.

          (b) (i) Subject to the terms and conditions hereinafter set forth in this Section 2.01(b), from time to time the then last occurring Termination Date may be extended at the written request of the Borrower. Each such request (an "Extension Request") shall (A) be delivered to the Agent on or before 60 days prior to the Termination Date the Borrower is requesting be extended, (B) be in substantially the form of Exhibit 2.01(b) and (C) specify (1) the requested effective date of such extension, which date (the requested "Extension Effective Date") shall be no earlier than 60 days after the Agent receives such request and no later than the first to occur of (a) 90 days after the Agent receives such request and (b) such Termination Date, and (2) the date to which such Termination Date is being requested to be extended, which date (the requested "Extension Date") shall be no later than 364 days after the requested Extension Effective Date. If the Agent receives an Extension Request, it will give prompt notice thereof to each Lender whose Termination Date is the then last occurring Termination Date (each such Lender being an "Invited Lender"), and each Invited Lender shall have the right to approve or reject, in its sole and absolute discretion, such Extension Request by giving the Agent written notice of its decision on or before 5:00 P.M. (New York City time) on the date that is the 30th day prior to the requested Extension Effective Date set forth in such Extension Request (the "Response Date").

          (ii) In the case of each Extension Request made in accordance with
Section 2.01(b)(i): (A) any Invited Lender subject thereto whose written notice of its decision respecting such Extension Request is not received by the Agent by 5:00 P.M. (New York City time) on the Response Date for such Extension Request shall be deemed to have rejected such Extension Request; (B) if Invited Lenders subject thereto and having at least 66 2/3% of the Total Commitment approve such Extension Request, the Termination Date for such approving Invited Lenders shall be extended when and as provided in such Extension Request; (C) if the requisite Invited Lenders subject thereto do not approve such Extension Request, the Termination Date will not be extended for any Invited Lender subject thereto; and (D) the Agent shall give the Borrower and all Lenders prompt notice of the decision of the Invited Lenders subject thereto respecting such Extension Request.

          (iii) If pursuant to an Extension Request the last occurring Termination Date will be extended pursuant to Section 2.01(b)(ii) notwithstanding that one or more of the Invited Lenders to which such Extension Request was made will be Non-extending Lenders, then, on the Termination Date of such Non-extending Lender or Lenders, (A) the Total Commitment shall be reduced by an amount equal to the amount by which (1) the aggregate Commitments of the Non-extending Lenders exceeds (2) the aggregate Commitments then assigned pursuant to Section 2.01(b)(iv), (B) the Commitments of the Non-extending Lenders whose Commitments have not been then assigned in full pursuant to
Section 2.01(b)(iv) shall be zero and (C) all such Non-extending Lenders shall cease to be Lenders for any purposes of this Agreement, but shall continue to be entitled to the benefits of Sections 3.04, 3.05, 3.06 and 10.02 as well as to amounts accrued for their respective accounts pursuant to Section 2.05(a) or (b) or any other Loan Document and not yet paid.

          (iv) The Borrower may at any time before the Termination Date for any Non-extending Lender replace such Lender as a Lender by designating in a notice given to the Agent one or more Eligible Assignees to replace such Lender, which notice shall specify the percentage of such Lender's Commitment, Loans, Note, participation in Letters of Credit and other rights and obligations hereunder relative to the Commitment of such Lender to be assigned to each such Eligible Assignee, and each such Eligible Assignee, if not already a Lender, shall be subject to the approval of the Agent and the Issuer, which shall not be unreasonably withheld. If the Borrower so designates an Eligible Assignee as a replacement or one of the replacements for a Non-extending Lender and such Eligible Assignee either is already a Lender or is approved by the Agent and the Issuer, then the Agent shall give notice thereof to such Non-extending Lender and, thereupon, such Lender shall promptly consummate an assignment to such replacement or replacements of the percentage specified in the Borrower's notice designating such replacement or replacements of such Lender's Commitment, Loans, Note, participations in Letters of Credit and other rights and obligations hereunder relative to the Commitment of such Lender by delivering an Assignment Agreement to the Agent in accordance with Section 10.06, and the Termination Date for each such replacement shall be the date set forth in the applicable Extension Request. For purposes of Section 3.04(a), a Lender consummating an assignment pursuant to this Section 2.01(b) shall be deemed to have been paid on the effective date of such assignment all its Eurodollar Rate Loans then being assigned.

          (c) So long as no Default has occurred and is continuing, the Borrower may request from time to time, subject to the approval of the Agent and the Issuer (which shall not be unreasonably withheld) and subject to the terms and conditions hereinafter set forth, that the Total Commitment be increased by giving written notice thereof to the Agent; provided, however, that any such notice must be given no later than 60 days prior to the then last occurring Termination Date. Each such notice (a "Notice of Commitment Increase") shall be in the form of Exhibit 2.01(c)-1 and specify therein: (i) the effective date of such increase, which date (the requested "Commitment Increase Effective Date") shall be no earlier than five Business Days after receipt by the Agent of such notice; (ii) the amount of the requested increase; provided, however, that after giving effect to such requested increase, the Total Commitment shall not exceed $100,000,000; (iii) the identity of the then Lenders, if any, which have agreed with the Borrower to increase their respective Commitments in an amount such that their respective Ratable Portions after giving effect to such requested increase will be the same or greater than their respective Ratable Portions prior to giving effect to such requested increase (each such then Lender being a then "Increasing Lender" and each other then Lender which has not agreed to increase its Commitment or has agreed to increase its Commitment in an amount such that its Ratable Portion after giving effect to such requested increase will be reduced being a then "Reducing Lender") and the identity of each Eligible Assignee not already a Lender, if any, which has agreed with the Borrower to become a Lender to effect such increase in the Total Commitment (each such then Eligible Assignee being a then "New Lender"); and (iv) the amount of the respective Commitments of the then Lenders and such New Lenders from and after the effective date of such increase. On or before each Commitment Increase Effective Date: (i) the Borrower, each Lender that has agreed to increase its Commitment on such Commitment Increase Effective Date and each then New Lender shall execute and deliver to the Agent and the Issuer for their acceptance a Supplement to Credit Agreement embodying the provisions of the Notice of Commitment Increase relating to the increase in the Total Commitment to be effected on such Commitment Increase Effective Date; and (ii) if the Agent and the Issuer accept such Supplement to Credit Agreement and no Default has occurred and is continuing, (A) the Agent shall give prompt notice of such acceptance to each Co-Agent and each Lender, (B) it shall become effective, and the Total Commitment shall be increased to the amount specified therein, on such Commitment Increase Effective Date, (C) the Borrower shall execute and deliver to each then New Lender a Note payable to the order of such Lender in the face principal amount equal to such Lender's Commitment and (D) the Borrower shall execute and deliver to each other Lender whose Commitment is then being increased, against receipt by the Borrower of such Lender's then existing Note, a new Note in the face principal amount equal to such Lender's Commitment as so increased. On each Commitment Increase Effective Date: (i) each then New Lender and each then Increasing Lender shall, by wire transfer of immediately available funds, deliver to the Agent such Lender's New Funds Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute Loans made by such Lender to the Borrower pursuant to Section
2.01 on such Commitment Increase Effective Date; and (ii) the Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by the Borrower pursuant to
Section 3.03, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Lender (irrespective of the condition in Section 3.03 that prepayments of principal be accompanied by the payment of the accrued and unpaid interest thereon, which each such Lender hereby waives, but subject to the provisions of Section 3.04). Effective as of each Commitment Increase Effective Date, the Note then or theretofore delivered to each then New Lender, and the new Note then or theretofore delivered to each then Increasing Lender, shall evidence such Lender's ownership of its Ratable Portion, effective as of such Commitment Increase Effective Date, of all Loans then outstanding, except that the Borrower shall pay all interest accrued on such Loans to such Commitment Increase Effective Date and not then paid to the Lenders, including Lenders that are then Reducing Lenders, ratably in accordance with their Ratable Portions as in effect during the period of such accrual. Also effective as of each Commitment Increase Effective Date, each then New Lender and each then Increasing Lender shall be deemed to have purchased and had transferred to it, and each then Reducing Lender shall be deemed to have sold and transferred to such New Lenders and Increasing Lenders, such undivided interest and participation in such Reducing Lender's interest and participation in all then outstanding Letters of Credit, the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing as is necessary so that such undivided interests and participations of all Lenders (including each then New Lender) shall accord with their respective Ratable Portions after giving effect to the increase in the Total Commitment on such Commitment Increase Effective Date.

          Section 2.02 Making the Loans. (a) Each Borrowing shall be made on written notice given by the Borrower to the Agent not later than (i) 10:00 A.M. (New York City time) on the date of the Borrowing in the case of a Borrowing consisting of Base Rate Loans and (ii) 12:00 Noon (New York City time) on the third Business Day prior to the date of the Borrowing in the case of a Borrowing consisting of Eurodollar Rate Loans. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in the form of Exhibit 2.02 and shall specify (A) the date of such Borrowing, (B) the number of Borrowings and the Type and aggregate principal amount of Loans comprising each Borrowing and (C) in the case of a Borrowing comprised of Eurodollar Rate Loans, the initial Interest Period for each such Loan. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Agent shall promptly deliver a copy of each Notice of Borrowing to each Lender.

          (b) Each Lender shall, before (i) 2:00 P.M. (New York City time) on the date of a Borrowing consisting of Base Rate Loans and (ii) 12:00 Noon (New York City time) on the date of a Borrowing consisting of Eurodollar Rate Loans, make available for the account of its applicable Lending Office to the Agent at the Agent's Office, in immediately available funds, such Lender's Ratable Portion of such Borrowing. After the Agent's receipt of such funds and, upon fulfillment of the applicable conditions set forth in Article IV, the Agent shall make such funds available to the Borrower's account at the Agent's Office or as otherwise designated in the Notice of Borrowing. In the case of any Borrowing consisting of Base Rate Loans, the Agent will not be required to make funds so available until 3:00 P.M. (New York City time) on the date of such Borrowing.

          (c) Unless the Agent has received notice from a Lender prior to (i) 1:00 P.M. (New York City time) on the date of any Borrowing consisting of Base Rate Loans and (ii) 11:00 A.M. (New York City time) on the date of any Borrowing consisting of Eurodollar Rate Loans that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent in its sole discretion may, in reliance on such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender. If and to the extent that such Lender shall not have so made its Ratable Portion of a Borrowing available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing, and (ii) in the case of such Lender, the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, the Borrower shall have no liability with respect to losses, costs or expenses otherwise compensable under
Section 3.04 in connection therewith.

          (d) The obligations of the Lenders to make Loans to the Borrower pursuant to this Agreement are several and not joint or joint and several, and the failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          Section 2.03 Letters of Credit. (a) The Issuer agrees, on the terms and conditions hereinafter set forth, to issue, extend and renew Letters of Credit from time to time on any Business Day during the period from the date of this Agreement to but not including the 10th day prior to the then last occurring Termination Date, in such form as may be requested by the Borrower and agreed to by the Issuer, which agreement shall not be unreasonably withheld; provided, however, the Issuer shall have no obligation to, and shall not, issue any Letter of Credit in excess of the LC Available Amount. No Lender other than the Issuer has any obligation to issue any Letter of Credit.

          (b) Each Letter of Credit shall be denominated in Dollars and in no event shall the expiry date of any Letter of Credit extend beyond one Business Day prior to the then last occurring Termination Date. Any extension of any expiry date or renewal of a Letter of Credit shall constitute an "issuance" of such Letter of Credit for all purposes of this Agreement.

          (c) In addition to the terms and conditions of this Agreement, each Letter of Credit shall be issued pursuant to and the Issuer shall be entitled to the benefits of the applicable Letter of Credit Reimbursement Agreement. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control to the extent of any such conflict.

          (d) Each issuance of a Letter of Credit shall be made on notice given by the Borrower to the Agent and the Issuer not later than 12:00 Noon (New York City time) three Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such notice (a "Letter of Credit Request") shall be in the form of Exhibit 2.03(d), shall be irrevocable and shall specify (i) the stated amount of the Letter of Credit, (ii) the date of issuance of such Letter of Credit, (iii) the expiry date of such Letter of Credit, (iv) the beneficiary of such Letter of Credit and (v) such other terms reasonably satisfactory to the Issuer as to enable the Issuer to issue such Letter of Credit consistent with the reasonable requirements of the beneficiary thereof. The Agent shall promptly deliver a copy of each Letter of Credit Request to each Lender. On the Business Day prior to the date on which such Letter of Credit is to be issued, the Agent shall confirm to the Issuer that the applicable conditions in Article IV have been satisfied as of such date.

          (e) Subject to the terms and conditions of this Section 2.03 and satisfaction of the conditions set forth in Article IV, the Issuer shall on the date requested in the Letter of Credit Request issue a Letter of Credit for the account of the Borrower in accordance with the Issuer's usual and customary business practices and confirm to the Agent and each Lender that such Letter of Credit has been issued. Each Lender and the Borrower hereby acknowledge that each Letter of Credit issued by the Issuer pursuant to this Agreement is issued by the Issuer on behalf of all Lenders at the time of such issuance. Immediately upon the issuance of a Letter of Credit, the Issuer shall be deemed to have sold and transferred to each such Lender, and each such Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion thereof, in such Letter of Credit and the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing. If the Termination Date of any Lender precedes or is on the expiry date of any Letter of Credit (each such Lender being a "Terminating Lender"), then, on such Termination Date, the Ratable Portion of each other Lender that is not then a Terminating Lender shall be adjusted for all purposes of such Letter of Credit (including, without limitation, the payment by the Issuer of any draw request on the expiry date of any such Letter of Credit and the obligations of the Lenders under Section 2.03(g) with respect thereto) by excluding in the determination thereof the Commitment of such Terminating Lender.

          (f) The Issuer shall promptly notify (i) the Agent and each Lender of the Issuer's receipt of a draw request under any Letter of Credit, stating the amount of each Lender's Ratable Portion of such draw request and the date on which such request will be honored and (ii) the Borrower of the amount of such draw request and the date on which such request will be honored. Any failure of the Issuer to give or any delay in the Issuer's giving any such notice shall not release or diminish the obligations of the Borrower, the Agent or the Lenders in respect thereof. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation to the Agent, any Co-Agent or to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE ISSUER, THE ISSUER SHALL HAVE NO LIABILITY TO THE AGENT, ANY CO-AGENT OR ANY LENDER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT, INCLUDING ANY SUCH ACTION NEGLIGENTLY TAKEN OR NEGLIGENTLY OMITTED TO BE TAKEN BY IT.

          (g) The Borrower shall pay (either from the proceeds of a Borrowing or otherwise) to the Issuer on demand at the Issuer's Office in Dollars in immediately available funds the amount of all Reimbursement Obligations owing to the Issuer under any Letter of Credit, together with interest thereon at a rate of interest equal to the Base Rate in effect from time to time for each day from, and including, the date of payment by the Issuer of the applicable draw request under such Letter of Credit to, but excluding, the date of payment in full to the Issuer of such Reimbursement Obligations, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuer or any other Person. In the event that the Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to the Issuer when due, the Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and, subject to Section 2.03(e), each Lender shall promptly and unconditionally pay to the Agent for the account of the Issuer the amount of such Lender's Ratable Portion of such payment in Dollars in immediately available funds on the Business Day the Agent so notifies such Lender if such notice is given prior to 12:00 Noon (New York City time) or, if such notice is given after 12:00 Noon (New York City time), such Lender shall make its Ratable Portion of such payment available to the Agent prior to 12:00 Noon (New York City time) on the next succeeding Business Day. The Agent shall promptly pay to the Issuer such amounts received by it from each Lender. All such payments by such Lenders shall constitute Base Rate Loans made by such Lenders to the Borrower pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Article IV, which are irrevocably waived) and the Reimbursement Obligations with respect to which such Loans were made shall thereupon be paid to the extent of such payments; provided, however, if pursuant to any Governmental Requirement, such payment made by any Lender is not permitted to be made as a Loan, such Reimbursement Obligation shall be reinstated and not so reduced by the amount of such payment and such Lender's participations therein pursuant to Section 2.03(e) similarly shall be reinstated to such amount.

          (h) If and to the extent any Lender shall not make such Lender's Ratable Portion of any Reimbursement Obligations available to the Agent for the account of the Issuer when due in accordance with Section 2.03(g), such Lender agrees to pay interest on such unpaid amount for the account of the Issuer for each day from the date such payment is due until the date such amount is paid in full to the Agent for the account of the Issuer at the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Base Rate. The obligations of the Lenders under this Section 2.03 are several and not joint or joint and several, and the failure of any Lender to make available to the Agent for the account of the Issuer its Ratable Portion of any Reimbursement Obligations when due in accordance with Section 2.03(g) shall not relieve any other Lender of its obligation hereunder to make its Ratable Portion of such Reimbursement Obligations so available when so due, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Ratable Portion of such Reimbursement Obligations so available when so due.

          (i) Whenever the Issuer receives a payment of a Reimbursement Obligation from or on behalf of the Borrower as to which the Agent has received for the account of the Issuer any payment from a Lender pursuant to Section 2.03(g), the Issuer shall pay to the Agent and the Agent shall promptly pay to such Lender an amount equal to such Lender's Ratable Portion of such payment from or on behalf of the Borrower. If any payment by or on behalf of the Borrower and received by the Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by the Issuer for any reason and the Issuer has paid to the Agent for the account of any Lender any portion thereof, each such Lender shall, upon notice by the Issuer, forthwith pay over to the Issuer, to the extent it has received such payment, an amount equal to such Lender's Ratable Portion of the amount which must be so returned by the Issuer.

          (j) Each Lender, upon the demand of the Issuer, shall reimburse the Issuer, to the extent the Issuer has not been reimbursed by the Borrower after demand therefor, for the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Issuer in connection with the collection of amounts due under, and the preservation and enforcement of any rights conferred by, any Letter of Credit or the performance of the Issuer's obligations under this Agreement in respect thereof, to the extent of such Lender's Ratable Portion of the amount of such costs and expenses. The Issuer shall refund any costs and expenses reimbursed by such Lender that are subsequently recovered from the Borrower in an amount equal to such Lender's Ratable Portion thereof.

          (k) The obligation of each Lender to make available to the Issuer the amounts set forth in this Section 2.03 shall be absolute, unconditional and irrevocable under any and all circumstances, shall be made without reduction for any set-off, counterclaim or other deduction of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Co-Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

          (v)  the occurrence of any Default.

          (l) (i) If at any time the publicly traded unsecured long-term debt securities of the Issuer (or of any bank holding company of which such Issuer is a subsidiary) or its equivalent is rated less than A- (or the equivalent rating then in effect) by S&P or A3 (or the equivalent rating then in effect) by Moody's, then the Borrower may, at its option, request that a new Issuer be appointed, which shall be a Lender reasonably acceptable to the Agent, the Required Lenders and the Borrower (which acceptance shall not be unreasonably withheld) that has (or whose bank holding company has) such a rating. If the Borrower makes such a request, the Agent shall promptly appoint such a replacement Issuer.

          (ii) Subject to the appointment and acceptance of a successor Issuer as provided below, the Issuer may resign at any time by giving notice thereof to the Agent, the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Issuer provided that it meets the qualifications set forth in
Section 2.03(l)(i). If no successor Issuer is so appointed by the Required Lenders and accepts such appointment within 30 days after the retiring Issuer's giving of notice of resignation, then the retiring Issuer may, on behalf of the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Issuer, provided that it meets the qualifications set forth in Section 2.03(l)(i).

          (iii) The acceptance of any appointment as the Issuer hereunder by a successor Issuer shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and from and after the effective date of such agreement, such successor Issuer shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the removed or retiring Issuer with respect to Letters of Credit to be issued from and after such effective date, and the removed or retiring Issuer shall be discharged from its duties and obligations as Issuer under the Loan Documents with respect to Letters of Credit to be issued from and after such effective date. On such effective date, the Borrower shall pay all accrued and unpaid fees owed under any Loan Document to the removed or retired Issuer for acting in its capacity as the Issuer. After any retiring Issuer's resignation or removal as Issuer, the provisions of this Section 2.03 shall continue in effect for such Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Issuer.

          Section 2.04 Reduction of Commitments. The Borrower shall have the right, subject to the terms and conditions set forth in Section 3.02, on at least three Business Days' notice to the Agent to terminate in whole or, from time to time, reduce ratably in part the unused portion of the Total Commitment, provided that each partial reduction of the Total Commitment shall be in an aggregate amount equal to the lesser of (a) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (b) the entire unused portion of the Total Commitment. Upon receipt of any such notice, the Agent shall promptly notify each

Lender of the contents thereof and the amount to which such Lender's Commitment is to be reduced.

          Section 2.05 Fees. (a) Commitment. The Borrower agrees to pay, without duplication, to the Agent, for the account of each Lender, a commitment fee on such Lender's Ratable Portion of the average daily unused Available Credit from the Closing Date or the date such Lender becomes a Lender pursuant to an Assignment Agreement or Supplement to Credit Agreement, as applicable, until such Lender's Termination Date at the rate of 0.100% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed, payable in arrears on each Interest Payment Date, on the date of any reduction of such Lender's Commitment (to the extent accrued and unpaid on the amount of such reduction) and on such Lender's Termination Date.

          (b) Letter of Credit Fees. The Borrower shall pay to the Agent, for the ratable account of the Lenders, a letter of credit fee on the Letter of Credit Undrawn Amount for each day at the rate per annum equal to the Applicable Letter of Credit Fee Percentage in effect on such day, calculated on the basis of a 360-day year, payable in arrears on each Interest Payment Date and on the date any Letter of Credit is cancelled or expires to the extent accrued and unpaid on the amount subject to such cancellation or expiration.

          Section 2.06  Interest; Determination and Protection; Illegality.
(a) Rates. Each Loan shall bear interest at the rates set forth below, and the Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

          (i) Base Rate Loans. During such periods as such Loan is a Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time and payable on (A) each Interest Payment Date, commencing June 30, 1995, (B) the date such Base Rate Loan shall be Converted and (C) the Termination Date for such Lender.

          (ii) Eurodollar Rate Loans. During such periods as such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the Adjusted Eurodollar Rate for such Interest Period, payable on (A) the last day of such Interest Period and, in the case of a Eurodollar Rate Loan having an Interest Period longer than three months, on the three-month anniversary of the first day of such Interest Period and (B) the Termination Date for such Lender.

          (iii) Default Rate. After the occurrence of any Event of Default specified in Section 8.01(a) and consisting of the failure of the Borrower to pay any principal of any Note or interest thereon or any Reimbursement Obligation and during the continuance thereof, automatically and without any action by the Agent, any Co-Agent, the Issuer or any Lender, to the extent permitted by applicable law, the outstanding Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on demand and accrue until the earliest of (A) the waiver of such Event of Default by the requisite number of Lenders or the cure of such Event of Default, (B) agreement by the requisite number of Lenders to rescind the charging of interest at the Default Rate or (C) payment in full of the Obligations and termination of the Total Commitment.

          (b) Interest Rate Determination and Protection; Illegality. (i) The Adjusted Eurodollar Rate for each Eurodollar Rate Loan specified in a Notice of Borrowing or a Notice of Conversion shall be determined by the Agent two Business Days before the first day of the Interest Period applicable for such Loan. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable Adjusted Eurodollar Rate determined by the Agent for purposes of
Section 2.06(a)(ii), and each such determination by the Agent shall be conclusive, absent manifest error. If for any reason the Agent is unable to determine the Adjusted Eurodollar Rate for any Eurodollar Loan, the Agent shall so notify the Borrower and the Lenders, whereupon:

          (A) such Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan (or if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan); and

          (B) the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Agent notifies the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (ii) If, with respect to any Eurodollar Rate Loans, any Lender reasonably determines that the Adjusted Eurodollar Rate for any Interest Period for such Loans will not adequately reflect the cost to such Lender of making, funding or maintaining its Eurodollar Rate Loans for such Interest Period, such Lender shall forthwith so notify the Borrower and the Agent, whereupon:

          (A) each Eurodollar Rate Loan of such Lender that has been affected will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan; and

          (B) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist.

          (iii) If the Borrower shall fail to deliver to the Agent a Notice of Conversion in accordance with Section 2.07 to select the duration of any Interest Period for the principal amount outstanding under any Eurodollar Rate Loan prior to the last day of the Interest Period applicable to such Loan, such Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

          (iv) Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent and the Borrower that the introduction of, any change in the interpretation of or any change in any Governmental Requirement after the date hereof makes it unlawful, or any central lender or comparable agency or other Governmental Authority asserts after the date hereof that it is unlawful, for any such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder,

          (A) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist, and

          (B) each Eurodollar Rate Loan of such Lender then outstanding shall be Converted automatically into a Base Rate Loan effective on the Agent's receipt of such notification or, if lawful as determined by such Lender in good faith, on the last day of the Interest Period then currently applicable to such Eurodollar Rate Loan, as the case may be.

          (v) Each Lender will promptly notify the Borrower of any event occurring after the date of this Agreement which will cause the Adjusted Eurodollar Rate not to adequately reflect such Lender's costs or which makes it unlawful for such Lender to make or maintain Eurodollar Rate Loans, and will designate a different Lending Office if such designation will avoid such inadequacy or unlawfulness and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          Section 2.07 Voluntary Interest Rate Conversion. The Borrower may on any Business Day, on notice ("Notice of Conversion") given by the Borrower to the Agent not later than 12:00 Noon (New York City time) (a) on the third Business Day prior to the date of the proposed Conversion of Loans into Eurodollar Rate Loans or (b) prior to the date of the proposed Conversion of Eurodollar Rate Loans to Base Rate Loans and subject to the provisions of
Section 2.06 and the provisions of Sections 4.04 and 4.05, Convert all Loans of one Type comprising the same Borrowing or Borrowings into Loans of another Type or Convert all Eurodollar Rate Loans comprising the same Borrowing or Borrowings into Eurodollar Rate Loans having a different Interest Period; provided, however, that any Conversion of any Eurodollar Rate Loans into Base Rate Loans and of any Eurodollar Rate Loans into Eurodollar Rate Loans having a different Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans. Each such Notice of Conversion shall specify therein the requested (i) date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into Loans constituting Eurodollar

Rate Loans or Eurodollar Rate Loans having a different Interest Period, the duration of the Interest Period for each such Loan. Each Notice of Conversion shall be irrevocable and binding on the Borrower. The Agent shall promptly deliver a copy of each Notice of Conversion to each Lender. Each Conversion shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                                  ARTICLE III.

                PAYMENTS, PREPAYMENTS, INCREASED COSTS AND TAXES

          Section 3.01 Payments and Computations. (a) Except as otherwise specified in Section 2.03 with respect to payments to the Issuer of Reimbursement Obligations, the Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Agent at the Agent's Office in immediately available funds. Each payment by the Borrower shall be made without set-off, counterclaim or other deduction whatsoever. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees payable to the Lenders (to the extent received by the Agent) ratably to the Lenders for the account of their respective Lending Offices and like funds relating to the payment of any other amount payable to any Lender (to the extent received by the Agent) to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Fees payable pursuant to Section 2.05 to a Lender are for the account of such Lender's Lending Office as such Lender shall designate by notice to the Agent.

          (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day.

          (c) All computations of interest hereunder at the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, for each day that the Prime Rate is the basis for such computation, and on the basis of a year of 360 days for each day that the Federal Funds Rate is the basis for such computation, and all computations of interest hereunder based on the Adjusted Eurodollar Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive, absent manifest error.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

          (e) Subject to Section 3.03, payments of Loans shall be applied first to pay Base Rate Loans and then to pay Eurodollar Rate Loans in the order that the Interest Periods for such Eurodollar Rate Loans end. All amounts shall be paid on the date specified therefor, whether or not such payment would require a payment of any Eurodollar Rate Loans prior to the last day of the applicable Interest Periods therefor or would result in losses, costs or expenses compensable under Section 3.04.

          Section 3.02 Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans and the Letter of Credit Obligations exceeds the Total Commitment then in effect, then the Borrower shall immediately pay to the Agent for the ratable account of the Lenders the amount of such excess, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid.

          Section 3.03 Voluntary Prepayments. The Borrower may, on at least one Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment and the Type of Loans to be prepaid, prepay, without premium or penalty, the outstanding principal amounts of such Loans comprising part of the same Borrowing, in whole or ratably in part, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount equal to the lesser of (a) $1,000,000 or an integral multiple of $100,000 in excess thereof and (b) the aggregate outstanding principal amount of such Loans.

          Section 3.04 Funding Losses Relating to Eurodollar Rate Loans. (a) If any payment of principal of, or any Conversion of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period relating to such Loan, as a result of a payment pursuant to Section 3.02 or 3.03, a Conversion pursuant to
Section 2.07, an acceleration of the maturity of any Note in accordance with the terms hereof, or for any other reason, the Borrower shall, upon demand by any Lender, pay to such Lender at its Eurodollar Lending Office any amounts required to compensate such Lender for any losses or reasonable expenses which it may actually incur by reason of the liquidation or reemployment of the amounts so prepaid or of deposits or other funds acquired by such Lender to fund or maintain such Loan. In any such case, such loss and reasonable expense shall be equal to the sum, without duplication of amounts, of
(i) the costs and expenses incurred (other than loss of the Applicable Margin) in connection with, or by reason of, any such event and (ii) an amount equal to the excess, if any, as reasonably determined by such Lender of (A) the amount of interest which would have accrued on the amount so paid, Converted or accelerated for the period from the date of such payment, Conversion or acceleration to the last day of the Interest Period for such Loan at the Adjusted Eurodollar Rate (minus the Applicable Margin) applicable to such Loan over (B) the amount of interest, as reasonably determined by such Lender, which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with prime banks in the London interbank market.

          (b) The Borrower shall indemnify each Lender against any loss or reasonable expense incurred by such Lender as a result of (i) any failure by the Borrower to fulfill on the date of any proposed Borrowing of or Conversion into a Eurodollar Rate Loan the applicable conditions set forth in Article IV or (ii) any failure by the Borrower to make a Borrowing of or Conversion into a Eurodollar Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions hereof. In any such case, such loss and reasonable expense shall be equal to the sum, without duplication of amounts, of
(i) the costs and expenses incurred (other than loss of the Applicable Margin) by such Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to effect or maintain such Eurodollar Rate Loan in connection with, or by reason of, any such event and (ii) an amount equal to the excess, if any, as reasonably determined by such Lender of (A) the amount of interest which would have accrued on the amount of the Eurodollar Rate Loan that was to have been made or into which another Loan was to have been Converted for the period from the date such Borrowing or Conversion was to have been made to the last day of the Interest Period for such Loan that would have commenced on such date at the Adjusted Eurodollar Rate (minus the Applicable Margin) applicable to such Loan over (B) the amount of interest, as reasonably determined by such Lender, which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with prime banks in the London interbank market.

          (c) Any Lender demanding payment pursuant to this Section 3.04 shall deliver to the Borrower a statement reasonably setting forth the amount and manner of determining the loss or expense for which such demand is made, which statement shall be conclusive, absent manifest error.

          Section 3.05 Increased Costs; Capital Adequacy. (a) If after the date of this Agreement any change in any applicable Governmental Requirement (including, without limitation, the adoption of any new Governmental Requirement) or in the interpretation or administration thereof by any central bank or comparable agency or any other

Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuer (except any such reserve requirement that is reflected in the Eurodollar Rate Reserve Percentage), or shall impose on such Lender or the Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuer of making or maintaining any Eurodollar Loan or increase the cost to such Lender or the Issuer of issuing or maintaining any Letter of Credit, paying or funding any draw request thereunder or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender hereunder or the Issuer hereunder or under any Letter of Credit Reimbursement Agreement (whether of principal, interest, fees or otherwise) by an amount reasonably determined by such Lender or the Issuer to be material, then the Borrower will pay to such Lender or the Issuer, as the case may be, following receipt of a notice from such Lender or the Issuer, as the case may be, to such effect, such additional amount or amounts as will compensate such Lender or the Issuer, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuer shall have determined that (i) the adoption after the date of this Agreement of any Governmental Requirement, guideline or directive regarding capital adequacy, (ii) any change after the date of this Agreement in any such Governmental Requirement, guideline or directive or in the interpretation or administration thereof after the date of this Agreement by any central bank or comparable agency or any other Governmental Authority charged with the interpretation or administration thereof or (iii) compliance by any Lender (or any lending office of such Lender) or the Issuer or any Lender's or the Issuer's holding company with any request or directive regarding capital adequacy issued after the date of this Agreement under any Governmental Requirement or guideline (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuer's capital or on the capital of such Lender's or the Issuer's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuer pursuant hereto to a level below that which such Lender or the Issuer or such Lender's or the Issuer's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuer's policies and the policies of such Lender's or the Issuer's holding company with respect to capital adequacy) by an amount reasonably determined by such Lender or the Issuer to be material, then from time to time the Borrower will pay to such Lender or the Issuer, as the case may be, following receipt of a notice from such Lender or the Issuer, as the case may be, to such effect, such additional amount or amounts as shall compensate such Lender or the Issuer or such Lender's or the Issuer's holding company for any such reduction suffered.

          (c) The Issuer or any Lender requiring payment under this Section 3.05 shall deliver to the Borrower a statement reasonably setting forth the amount and manner of determination thereof, which statement shall be conclusive, absent manifest error.

          (d) Each Lender will promptly notify the Borrower of any event occurring after the date of this Agreement of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.05 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          Section 3.06 Taxes. (a) Any and all payments by the Borrower of the Obligations shall be made free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by any Governmental Requirement to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuer, any Co-Agent or the Agent, (i) the sum payable by the Borrower shall be increased by the amount necessary so that, after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 3.06), such Lender, the Issuer, such Co-Agent or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Governmental Requirements.

          (b) In addition, the Borrower shall pay any and all present and future transfer, documentary, stamp and similar Taxes, any and all other excise and property Taxes, charges and similar levies and all recording and filing Taxes and fees which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower shall indemnify each Lender, the Issuer, each Co-Agent and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.06) paid by such Lender, the Issuer, such Co-Agent or the Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, INCLUDING PENALTIES, ADDITIONS TO TAX, INTEREST AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE) ON THE PART OF SUCH LENDER, THE ISSUER, SUCH CO-AGENT OR THE AGENT, but excluding penalties, additions to tax, interest and expenses arising as a result of the gross negligence or willful misconduct on the part of such Lender, the Issuer, such Co-Agent or the Agent. Payments in respect of the foregoing indemnification shall be made by the Borrower within five days after the date such Lender, the Issuer, such Co-Agent or the Agent (as the case may be) makes demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by the Borrower pursuant to this Section 3.06, the Borrower shall furnish to the Lenders, the Issuer, the Co-Agents and the Agent the original or a certified copy of a receipt evidencing payment thereof. If the Borrower makes any payment in respect of any Obligation from any account located outside the United States or any such payment is made by a payor that is not a United States Person and if no Taxes are payable in respect of such payment, the Borrower shall furnish to the Lenders, the Issuer and the Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this Section 3.06, the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

          (e) Each Lender that is not a United States Person hereby agrees that:

          (i) it shall, no later than the date of this Agreement (or, if such Lender becomes a party hereto pursuant to Section 2.01(b), 2.01(c), 3.07 or 10.06, the date upon which such Lender becomes a party hereto), deliver to the Borrower through the Agent, with a copy to the Agent (A) if any Lending Office is located in the United States of America, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), (B) if any Lending Office is located outside the United States of America, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), or (C) if such Lender is claiming exemption from withholding of United States federal income tax under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8 or any successor thereto ("Form W-8") (and, if such Lender delivers a Form W-8, a certificate representing that such Lender (1) is not a bank for purposes of
     Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (3) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States federal income tax;

          (ii) if at any time such Lender changes any Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Agent, with a copy to the Agent, in replacement for the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224 or Form 1001, as applicable, or a Form W-8, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause
     (ii) above) requiring a change in the most recent forms or form previously delivered by such Lender pursuant to this Section 3.06(e) and if the delivery of the same be lawful, deliver to the Borrower through the Agent, with a copy to the Agent, two accurate and complete original signed copies of Form 4224 or Form 1001, as applicable, or a Form W-8 in replacement for the forms or form previously delivered by such Lender; and

          (iv) it shall, reasonably promptly upon the reasonable request of the Borrower to that effect, deliver to the Borrower through the Agent such other forms or similar documentation as may be required from time to time by any applicable Governmental Requirement, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

          (f) The obligations of the Borrower contained in this Section 3.06 shall survive the termination of this Agreement and the payment in full of the Obligations.

          Section 3.07 Substitution of Lender. If (a) the obligation of any Lender to make or Convert Loans into Eurodollar Loans has been suspended pursuant to Section 2.06(b), (b) any Lender has demanded compensation under
Section 3.05 or (c) any Lender has notified the Borrower that it is not capable of receiving payments without deduction or withholding pursuant to Section 3.06, the Borrower may replace such Lender by designating in a notice given to the Agent an Eligible Assignee to replace such Lender, which Eligible Assignee, if not already a Lender, shall be subject to the approval of the Issuer, which approval shall not be unreasonably withheld. If the Borrower so designates an Eligible Assignee, then the Agent shall give notice thereof to the Lender to be replaced, and thereupon, such Lender shall promptly consummate an assignment of such Lender's Commitment, Loans, Notes, participations in Letters of Credits and other rights and obligations hereunder relative to the Commitment of such Lender to such Eligible Assignee in accordance with Section 10.06. For purposes of
Section 3.04(a), a Lender consummating an assignment pursuant to this Section
3.07 shall be deemed to have been paid on the effective date of such assignment all its Eurodollar Rate Loans then being assigned.

                                  ARTICLE IV.

              CONDITIONS TO LOANS; LETTERS OF CREDIT; CONVERSIONS

          Section 4.01 Conditions to Initial Loans and Initial Letter of Credit. The obligation of each Lender to make its initial Loan and the obligation of the Issuer to issue the initial Letter of Credit are subject to the Agent's receipt on the Closing Date of each of the following, in sufficient number for each of the Lenders, the Co-Agents and the Issuer and in form and substance reasonably satisfactory to the Agent:

          (a) a duly executed Note for each Lender, in each case dated as of May 5, 1995;

          (b) a Secretary's Certificate, dated the Closing Date, in the form of
     Exhibit 4.01(b)-1, to which shall be attached copies of the Charter Documents, as amended, modified and supplemented and in effect on the Closing Date, of the Borrower, including, in the case of the Regulations, an amendment thereto in the form of Exhibit 4.01(b)-2, and resolutions evidencing the Owners Committee Action approving and authorizing the applicable Loan Documents and the Borrowings and issuances of the Letters of Credit hereunder;

          (c) a copy of the Articles of Organization of the Borrower, certified as of a Current Date by the Secretary of State of the State of Texas;

          (d) (i) a good standing certificate with respect to the Borrower, issued as of a Current Date by the Comptroller of Public Accounts of the State of Texas, and (ii) a certificate of existence with respect to the Borrower, issued as of a Current Date by the Secretary of State of the State of Texas;

          (e) a certificate, issued by the Secretary of State of the State of Alabama to the effect that the Borrower is registered as a foreign limited liability company under the name "LYONDELL-CITGO Refining Company L.L.C." in that State, and a certificate, issued as of a Current Date by such Secretary of State which certifies that the Borrower has not filed a certificate of cancellation of such registration;

          (f) opinions of counsel for the Borrower, dated the Closing Date, in the forms of Exhibits 4.01(f)-1 and 4.01(f)-2;

          (g) a certificate of a Responsible Officer, dated the Closing Date, in the form of Exhibit 4.01(g) to the effect, among others, that (i) the representations and warranties set forth in Article V are true and correct in all material respects as of the Closing Date (unless made as of a specific date as set forth therein) and (ii) no Default exists or would exist as a result of making a Loan or the issuance of a Letter of Credit on the Closing Date;

          (h) evidence that, prior to or on the Closing Date: (i) all outstanding Indebtedness and other amounts owing under the Existing Credit Agreement have been or will be paid and discharged in full; (ii) all commitments to lend and issue letters of credit thereunder have been or will be terminated; and (iii) any Liens thereunder have been or will be released;

          (i) (i) the results of a recent search of the Uniform Commercial Code and tax lien records in (A) the offices of the Secretary of State of the State of Texas, the Secretary of State of the State of Alabama and the Secretary of State of the Commonwealth of Pennsylvania and (B) the probate court in all counties in Alabama in which the Borrower's assets are located, which shall reveal no Liens on any of the property or assets of the Borrower, or any revenues, income or profits therefrom, except Permitted Liens, and shall otherwise be satisfactory to the Agent, and (ii) the results of a recent search of the real property records of Harris County, Texas, which shall reveal no Liens on the Houston Facility, except Permitted Liens, and shall otherwise be satisfactory to the Agent;

          (j) an environmental review in form and substance satisfactory to the Agent from Brown & Root, Inc. with respect to environmental permits, environmental management and implementation of Order SWR No. 30092 issued by the Texas Water Commission on April 30, 1993, which order is now being administered by the Texas Natural Resource Conservation Commission;

          (k) a duly executed copy of each Fee Letter and payment of all fees and reasonable expenses of the Agent, and fees of the Co-Agents, the Issuer and the Lenders that are due and payable on the Closing Date pursuant to this Agreement or any other Loan Document;

          (l) a feasibility report prepared by Brown & Root, Inc. regarding the plans and specifications for the Refinery Expansion Project;

          (m) a duly executed and delivered agreement between the Borrower and the Service Agent to the effect specified in Section 10.08;

          (n) certified copies of the Contribution Agreement and the Refined Products Purchase Agreement and one certified copy, to be held by the Agent pursuant to its written safekeeping agreement with the Borrower and delivered with such copy, of each of the Crude Supply Agreement and the Supplemental Supply Agreement, in each case as amended, modified and supplemented and in effect on the Closing Date; and

          (o) a duly executed Commercial Letter of Credit Reimbursement Agreement in the form attached hereto as Exhibit 2.03(c)-(1) and a duly executed

     Standby Letter of Credit Reimbursement Agreement in the form attached hereto as Exhibit 2.03(c)-(2).

          Section 4.02 Conditions to Each Borrowing. The obligation of any Lender to make a Loan on the occasion of each Borrowing, including its initial Loan, but not including a Loan pursuant to the second and last sentences of
Section 2.03(g) to fund a drawing under a Letter of Credit, is subject to the satisfaction of the following conditions precedent that on the date of such
Borrowing:

          (a) the Agent has received a Notice of Borrowing with respect to such Loan in accordance with this Agreement;

          (b) the representations and warranties set forth in Article V (other than in Section 5.06(a)(ii)) are true and correct in all material respects (unless made as of a specific date as set forth therein);

          (c) no Default exists or would exist as a result of making such Loan or the application of the proceeds thereof;

          (d) such Loan will not contravene any Governmental Requirements applicable to such Lender; and

          (e) satisfaction of the Agent and such Lender that the proceeds of such Loan will be used for purposes not inconsistent with Section 5.13.

          Section 4.03 Conditions to Each Letter of Credit. The obligation of the Issuer to issue any Letter of Credit, including the initial Letter of Credit, is subject to the satisfaction of the following conditions precedent that on the date of the issuance of such Letter of Credit:

          (a) the Agent and the Issuer have received a Letter of Credit Request with respect to such Letter of Credit in accordance with Section 2.03(d);

          (b) the Issuer has received a Letter of Credit Reimbursement Agreement and such other documents and items relating to such Letter of Credit as the Issuer reasonably may request;

          (c) the representations and warranties set forth in Article V (other than in Section 5.06(a)(ii)) are true and correct in all material respects (unless made as of a specific date as set forth therein);

          (d) no Default exists or would exist as a result of the issuance of such Letter of Credit;

          (e) the issuance of such Letter of Credit will not contravene any Governmental Requirement applicable to the Issuer or any Lender; and

          (f) satisfaction of the Agent and the Issuer that such Letter of Credit is being issued for purposes not inconsistent with Section 5.13.

          Section 4.04 Conditions to Conversions. The obligation of any Lender to Convert any Loan into a Eurodollar Rate Loan pursuant to a Notice of Conversion is subject to the satisfaction of the following conditions precedent that on the date of Conversion:

          (a) the Agent has received a Notice of Conversion in accordance with
     Section 2.07;

          (b) the representations and warranties set forth in Article V (other than in Sections 5.05 and 5.06(a)(ii)) are true and correct in all material respects (unless made as of a specific date as set forth therein);

          (c)  no Default exists; and

          (d) such Conversion will not contravene any Governmental Requirement applicable to such Lender.

          Section 4.05 Deemed Fulfilled Conditions. Except to the extent that the Borrower has disclosed in the Notice of Borrowing, Letter of Credit Request or Notice of Conversion, as the case may be, or in a subsequent notice given to the Agent prior to 5:00 P.M. (New York City time) on the Business Day before the requested date for the making of the requested Borrowing, Letter of Credit issuance or Conversion, that an applicable condition specified in this Article IV will not be fulfilled as of the requested time for the making of such Loans, the issuance of such Letter of Credit or such Conversion, the Borrower shall be deemed to have made a representation and warranty as of such time that the conditions specified in such clauses have been fulfilled, except that in no event shall the Borrower make or be deemed to make any representation or warranty as to Section 4.02(d), 4.03(e) or 4.04(d). No such disclosure by the Borrower that a condition specified in this Article IV will not be fulfilled as of the requested time for the making of the requested Loans, issuance of the requested Letter of Credit or effecting the requested Conversion shall affect the right of each Lender not to make the Loans requested to be made by it, the Issuer not to issue such Letter of Credit or each Lender not to effect such Conversion if such condition has not been fulfilled at such time.

                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     In order to induce the Agent, each Co-Agent, the Issuer and each Lender to enter into this Agreement and to make each Loan and issue each Letter of Credit requested to be made or issued by it, the Borrower represents and warrants as follows (which representations and warranties will survive the delivery of any Note and any other Loan Document and the making of any Loan and the issuance of any Letter of Credit).

          Section 5.01 Organization; Power; Qualification. The Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the TLLCA and (b) has all requisite power and authority under the TLLCA and its Charter Documents to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Borrower's Charter Documents reserve management of the Borrower entirely to its members (as such term is used in the TLLCA). Each Subsidiary (a) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the state of its organization and (b) has all requisite power and authority under the limited liability statute under which it is organized (or, if it is a corporation, has all requisite corporate power and authority) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Borrower is, and each Subsidiary is, duly registered, qualified or licensed and in good standing as a foreign limited liability company (if it is a limited liability company) or corporation (if it is a corporation) in good standing in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the carrying on of its business as now conducted or as proposed to be conducted so requires, except to the extent that failures to be so registered, qualified or licensed individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement,
(a) Lyondell and CITGO collectively own, directly or indirectly, 100% of the membership interests of the Borrower and have the right to vote such interests and to manage the business and affairs of the Borrower consistent with the terms and provisions of the Regulations and (b) the Borrower has no Subsidiaries.
Each Subsidiary, if any, is a Wholly-Owned Subsidiary.

          Section 5.02 Authorization; Enforceability; Absence of Conflicts; Required Consents. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, and the incurrence of the Indebtedness and other Obligations contemplated hereby and thereby, are within its power and authority under its Charter Documents and the TLLCA and have been duly authorized by all proceedings required under its Charter Documents and the TLLCA. This Agreement and the Notes have been, and each of the other Loan Documents to which the Borrower is a party when delivered to the Agent will have been, duly executed and delivered by the Borrower and are, or when so delivered will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents to which it is a party, and the incurrence of Indebtedness and other Obligations pursuant thereto, do not and will not (a) violate, breach or constitute a default under (i) the Charter Documents of the Borrower or any Subsidiary, (ii) any Governmental Requirement applicable to the Borrower or any Subsidiary or (iii) any other Material Agreement of the Borrower or any Subsidiary, (b) result in the acceleration or mandatory prepayment of any Indebtedness of the Borrower or any Subsidiary or afford any holder of any such Indebtedness the right to require the Borrower or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any such Indebtedness or (c) cause or result in the imposition of or afford any Person the right to obtain any Lien upon any property or assets of the Borrower or any Subsidiary (or upon any revenues, income or profits of the Borrower or any Subsidiary therefrom). No Governmental Approvals are required to be obtained, and no reports or notices to any Governmental Authority are required to be made, by the Borrower for the execution, delivery or performance by the Borrower of the Loan Documents or the enforcement against the Borrower of its obligations thereunder or the incurrence of the Indebtedness and other Obligations by the Borrower pursuant thereto.

          Section 5.03 Compliance With Laws. Each of the Borrower and the Subsidiaries (a) possesses, and is in compliance with the terms and conditions of, all Governmental Approvals necessary for the ownership or lease and operation of its property and the carrying on of its business as now conducted or proposed to be conducted, except for such failures to possess and noncompliances that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (b) is in compliance with all Governmental Requirements applicable to it or any of its properties or assets, including, without limitation, all applicable Governmental Requirements under ERISA and Environmental Laws, except for such noncompliances by the Borrower and the Subsidiaries that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 5.04 No Defaults. No Default has occurred and is continuing. Neither the Contribution Agreement nor any Supply or Purchase Contract has been terminated.

          Section 5.05 Litigation. There is no Litigation pending or, to the knowledge of the Borrower, threatened to which the Borrower or any Subsidiary is or may become a party that (a) questions or involves the validity or enforceability of any of the Loan Documents, (b) could reasonably be expected to have a Material Adverse Effect or (c) seeks (or reasonably may be expected to seek) to rescind, revoke, terminate, cancel, withdraw, suspend, modify or change adversely or withhold any Material Governmental Approval or any Material Agreement and in which the remedies sought or expected to be sought, if obtained, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          Section 5.06 Financial Statements; Disclosure. (a) Financial Statements. (i) The Financial Statements (including in each case the related schedules and notes) delivered to the Agent present fairly, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments). As of the date of any balance sheet included in such Financial Statements, neither the Borrower nor any Subsidiary then had any outstanding Indebtedness to any Person or any Material, individually or in the aggregate, liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any Material unrealized or anticipated loss, required to be reflected in such Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

          (ii) Since December 31, 1994, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect.

          (b) Disclosure. (i) As of the date hereof, all Information that has been made available to the Agent, any Co-Agent, the Issuer or any Lender by or on behalf of the Borrower prior to the date of this Agreement in connection with the transactions contemplated by this Agreement is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

          (ii) All Information that is made available after the date of this Agreement from time to time to the Agent, any Co-Agent, the Issuer or any Lender by or on behalf of the Borrower in connection with or pursuant to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

          (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of the Borrower and made available to the Agent, any Co-Agent, the Issuer or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to the Agent in good faith and were and will be based on facts and assumptions that are believed by the management of the Borrower to be reasonable in light of the then current and foreseeable business conditions of the Borrower and the Subsidiaries and represented and will represent the Borrower's management's good faith estimate of the consolidated projected financial performance of the Borrower and the Subsidiaries based on the information available to the Responsible Officers at the time so furnished.

          Section 5.07 Taxes. Each of the Borrower and each Subsidiary have filed or caused to be filed all Tax returns that are required to have been filed by or with respect to it in every jurisdiction and have paid all Taxes shown to be due and payable on such returns and all other Taxes payable by them by assessment, to the extent such Taxes have become due and payable and before they have become delinquent, except for (a) any Taxes the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower has established adequate reserves on its books in accordance with GAAP or (b) Taxes, other than Federal Taxes and Taxes payable to Alabama and Texas Governmental Authorities, to which this clause (b) does not relate, the nonpayment of which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is a party to any Tax sharing, Tax allocation or similar agreement except to the extent the Regulations may be deemed to be such an agreement.

          Section 5.08 Government Regulation. Neither the Borrower nor any Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, (b) a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility," as such terms are defined in the Public Utility Holding Company Act of 1935, or (c) subject to any Governmental Requirement that regulates or otherwise limits its ability to issue promissory notes or securities (other than the Securities Act of 1933, the Trust Indenture Act of 1939 and state "blue sky" laws) or (in the case of the Borrower) to perform its obligations under the Loan Documents.

          Section 5.09 Employee Benefit Plans. (a) Neither the Borrower nor any ERISA Affiliate of the Borrower has incurred or is reasonably expected to incur any withdrawal liability under ERISA to, or with respect to, any Multiemployer Benefit Plan; the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the lending of funds pursuant to the provisions of this Agreement will not involve any Prohibited Transaction; no Benefit Plan established or maintained by the Borrower or any ERISA Affiliate of the Borrower, or to which the Borrower or any ERISA Affiliate of the Borrower has made contributions, had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recently ended plan year of such Benefit Plan; no liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that have become due have been paid) has been incurred and not satisfied in full by the Borrower or any ERISA

Affiliate of the Borrower with respect to any Benefit Plan; and no event or condition has occurred, or is reasonably expected to occur, which presents a material risk of the termination of any Benefit Plan under circumstances which could result in a material liability to the Borrower, directly or indirectly or as a result of the liability of a current or former ERISA Affiliate of the Borrower; provided, however, for purposes of this Section 5.09(a), a liability shall be considered material at any time if it could reasonably be expected, individually or in the aggregate with all other such liabilities, to result in a Material Adverse Effect.

          (b) No Lien in favor of a Benefit Plan, a Welfare Plan, any Multiemployer Benefit Plan or the PBGC exists upon any property or assets of the Borrower or any Subsidiary or upon any revenues, income or profits of the Borrower or any Subsidiary therefrom nor to the knowledge of any Responsible Officer has there been any occurrence with respect to any such plan that, with or without the passage of time, could reasonably be expected to have a Material Adverse Effect.

          (c) In each case, assuming that the provisions of PL 103-465, the General Agreement on Tariffs and Trade ("GATT"), were currently in effect, (i) no Benefit Plan established or maintained by the Borrower or any ERISA Affiliate of the Borrower would have a "liquidity shortfall" within the meaning of Section 302(c)(5) of ERISA, (ii) the liabilities of any such Benefit Plan, determined on each of an ongoing and a termination basis, would not be increased, (iii) no additional PBGC premiums relating to any such Benefit Plan would be required,
(iv) the minimum contribution obligations with respect to any such Benefit Plan would not be increased solely by reason of the application of the provisions of GATT, (v) no Lien upon any property or assets of the Borrower or any Subsidiary (or upon any revenues, income or profits of the Borrower or any Subsidiary therefrom) would be imposed with respect to obligations and responsibilities to any such Benefit Plan and (vi) no notice to participants with respect to a level of funding in any such Benefit Plan would be required.

          Section 5.10 Title to Property; Leases. In each case, free and clear of all Liens except for Permitted Liens, the Borrower has (a) good and indefeasible fee simple title to the Houston Facility and the Birmingport Facility and good and valid title to the "Ballpark" (the preceding and following quoted terms having the meanings given them by the Contribution Agreement as in effect on the date of this Agreement) and (b) sufficient title to the "Company Pipelines" and the "Easements" to enable the Borrower to use the Company Pipelines and Easements as the same were used by Lyondell immediately prior to July 1, 1993, and as the same have been used by the Borrower immediately prior to the date of this Agreement and as they are intended as of the date of this Agreement to be used by the Borrower after such date in the operation of the Refinery in a manner consistent with the Borrower's past practices, and any defect in title to any portion of the Company Pipelines and the Easements will not or could not reasonably be expected to have a Material Adverse Effect. In each case, free and clear of all Liens except for Permitted Liens, the Borrower has good and valid title to all its other tangible properties and assets that individually or in the aggregate are Material, and each Subsidiary has good and valid title to all its tangible properties and assets that individually or in the aggregate with the tangible properties and assets purported to be owned by all Subsidiaries are Material. All leases of property or assets by the Borrower and the Subsidiaries which individually or in the aggregate are Material are valid and subsisting and in full force and effect, the Borrower and the Subsidiaries enjoy the quiet and undisturbed possession of such properties and assets and no default exists under such leases, except for such lack of such enjoyment and defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 5.11 Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts pending or, to the knowledge of the Borrower, threatened against or involving the Borrower or any Subsidiary, other than those that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 5.12 Intellectual Property. The Borrower owns or possesses the right to use, and each Subsidiary owns or possesses the right to use, all Intellectual Property necessary to the conduct of its business as now conducted or proposed to be conducted, in each case free of any claims or infringements known to the Borrower, except for claims and infringements that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 5.13 Use of Proceeds. The Borrower will use (a) the proceeds of the Loans to refinance Indebtedness of the Borrower outstanding under the Existing Credit Agreement and for working capital and general business purposes unrelated to the Refinery Expansion Project and (b) request the issuance of Letters of Credit consistent with such purposes. None of the proceeds of the Loans will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "margin stock" within the meaning of Regulation G, T, U or X. Neither the Borrower nor any Subsidiary owns any margin stock. The Borrower does not intend to apply, nor will it apply, any part of the proceeds of any Loan in any manner or to any purpose that is unlawful or would involve a violation of any Governmental Requirement relating to the use of funds applicable to the Borrower or the transactions contemplated by the Loan Documents, including, without limitation, Regulation G, T, U or X.

                                  ARTICLE VI.

                      FINANCIAL STATEMENTS AND INFORMATION

          So long as any of the Commitments remain in effect and until payment in full of the Loans, the Letter of Credit Obligations and all other Obligations that have become due when the Loans and the Letter of Credit Obligations have been paid in full, unless compliance with the provisions of the following Sections shall have been waived in writing by the Required Lenders, the Borrower agrees as follows.

          Section 6.01 Reporting Requirements. The Borrower will furnish to the Agent:

          (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years:

          (i) a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal quarter, the related consolidated statements of income or operations and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, and the notes related thereto, prepared in accordance with GAAP (subject to normal year-end adjustments); and

          (ii) a certificate with respect thereto of the Chief Financial Officer, the Controller or the Manager, Finance of the Borrower in the form of Exhibit 6.01(a);

          (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each of its fiscal years, commencing with the fiscal year ended December 31, 1994:

          (i) a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal year and the related consolidated statements of income or operations and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and the notes related thereto, prepared in accordance with GAAP;

          (ii) the audit report of Coopers & Lybrand, or another nationally recognized firm of independent certified public accountants, on such consolidated financial statements, which report shall be unqualified and state that in the opinion of such accountants such consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and the Subsidiaries at the dates and for the periods covered in such financial statements and have been prepared in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion under the circumstances; and

          (iii) a certificate of the Chief Financial Officer, the Controller or the Manager, Finance of the Borrower in the form of Exhibit 6.01(b);

          (c) Refinery Expansion Project Progress Report. Monthly through the month following the In-Service Date, a Refinery Expansion Project progress report within 30 days after the month to which the report relates, presenting in reasonable detail to the reasonable satisfaction of the Agent the status of the construction and completion of the Refinery Expansion Project;

          (d) Notices and Information.  Promptly and in any event:

          (i) within five Business Days after (A) the approval by the Owners Committee of any budget of any type contemplated by Section 9.2 of the Regulations as in effect on the date of this Agreement, or any amendment of or supplement to any such budget, a copy of that budget, amendment or supplement, (B) the beginning of any fiscal year, if the Owners Committee has not approved for such fiscal year any budget of any type contemplated by Section 9.2 of the Regulations as in effect on the date of this Agreement before the beginning of such fiscal year, a copy of (1) the proposed budget in the form most recently submitted to the Owners Committee for approval and (2) if such budget is the operating budget, the budget or other plan pursuant to which the Borrower is then conducting operations, and (C) the sending to the Owners Committee of any business plan of the type contemplated by Section 9.6 of the Regulations as in effect on the date of this Agreement, a copy of that plan;

          (ii) within five Business Days after the sending or receiving thereof, copies of all Material notices and communications sent by the Borrower or any Subsidiary to, or received by the Borrower or any Subsidiary from, any Governmental Authority, which notices in each case relate to matters that have had or could reasonably be expected to have a Material Adverse Effect;

          (iii) within five Business Days after the sending or receiving thereof, copies of all notices of termination or material default sent by the Borrower or any Subsidiary to, or received by the Borrower or any Subsidiary from, any party to any Material Agreement; and

          (iv) within five Business Days after the effective date thereof, (A) copies of all amendments and supplements to and modifications of the Borrower's Charter Documents and (B) copies of all amendments and supplements to and modifications of any Supply or Purchase Contract;

          (e) Defaults; ERISA; Material Adverse Effect. Promptly and in any event within (i) five Business Days after the Borrower has knowledge of a Default, written notice of such Default which specifies the nature and duration thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto, and (ii) within ten Business Days after the Borrower has knowledge of (A) the occurrence of any of the events described in Section 8.01(g)(i)-(v) whether or not a Default has occurred as a result thereof, written notice of such occurrence, (B) any material adverse change in the business, operations, properties, assets or conditions of the Borrower and the Subsidiaries, written notice of such change which specifies the nature thereof, or (C) the occurrence of any Reportable Event with respect to a Benefit Plan of the Borrower or any ERISA Affiliate of the Borrower, written notice of such Reportable Event which specifies the nature thereof;

          (f) Litigation. Promptly and in any event within five Business Days after the Borrower has knowledge of the commencement of any Litigation involving the Borrower or any of the Subsidiaries or any of their respective property or assets which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) questions or involves the validity or enforceability of any of the Loan Documents or
     (iii) if adversely determined, could reasonably be expected to result in the rescission, revocation, termination, cancellation, withdrawal, suspension, adverse modification of or change in or withholding of a Material Governmental Approval or any Material Agreement and such rescission, revocation, termination, cancellation, withdrawal, suspension, modification, change or withholding could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, notice of such Litigation; and

          (g) Requested Information. Such information regarding the Loan Documents, the Loans, the books and records, business, affairs, operations, property or assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries and other information concerning the Borrower and the Subsidiaries as the Agent, any Co-Agent, the Issuer or any Lender may from time to time reasonably request.

          Section 6.02 Books and Records. The Borrower shall and shall cause each Subsidiary to keep and maintain a system of accounting established and administered in accordance with sound business practices and keep and maintain proper books of records and account.

          Section 6.03 Visits, Inspections and Discussions. Subject to Section 10.04, the Borrower shall and shall cause each Subsidiary to permit representatives (whether or not officers or employees) of any Lender, from time to time during the Borrower's normal daytime business hours, as often as may be reasonably requested and upon reasonable notice, to (a) visit any of the premises or property of the Borrower or such Subsidiary, (b) during any such visit, inspect, and verify the amount, character and condition of, any of the properties or assets of the Borrower or such Subsidiary, (c) during any such visit, review and make extracts from the books and records of the Borrower or such Subsidiary, and (d) during any such visit, discuss the affairs, finances and accounts of the Borrower or such Subsidiary with its officers, employees or its independent public accountants (and the Borrower hereby authorizes such accountants to discuss the finances and affairs of the Borrower and the Subsidiaries); provided, that in the case of any discussions pursuant to clause
(d), a representative of the Borrower designated by a Responsible Officer must be present, it being understood and agreed by the Borrower that it will cooperate to cause this condition to be satisfied. Each Lender will pay the costs incurred by such Lender in exercising its rights under this Section 6.03; provided, however, that if a Lender exercises its rights under this Section 6.03 after the occurrence of an Event of Default, then the Borrower will reimburse such Lender for the reasonable costs incurred by such Lender in connection therewith promptly after such Lender's request therefor. Nothing in this Agreement or any other Loan Document does, is intended to or shall be construed as authorizing the Agent, any Co-Agent, the Issuer or any Lender to conduct or have conducted for its account or the account of any other Person after the date of this Agreement any environmental inspection or audit of the Refinery or the real property on which the Refinery is situated or any other plant, property or equipment or real property owned or leased by the Borrower on the date of this Agreement.

                                  ARTICLE VII.

                               CERTAIN COVENANTS

          So long as any of the Commitments remain in effect and until payment in full of the Loans, the Letter of Credit Obligations and all other Obligations that have become due when the Loans and the Letter of Credit Obligations have been paid in full, unless compliance with the provisions of the following Sections shall have been waived in writing by the Required Lenders, the Borrower agrees as follows.

          Section 7.01 Maintenance of Existence and Properties. (a) The Borrower shall and shall cause each Subsidiary that is a limited liability company when it becomes a Subsidiary to maintain its existence as a limited liability company under the limited liability company statute under which it was originally organized. The Borrower shall cause each Subsidiary that is a corporation when it becomes a Subsidiary to maintain its existence as a corporation. The Borrower shall and shall cause each Subsidiary to (i) be in good standing in each jurisdiction in which its ownership or lease of properties or its transaction of business requires it to be registered, qualified or licensed, except to the extent that failures to be so registered, qualified or licensed individually or in the aggregate by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect, and (ii) keep and maintain all rights, franchises, licenses and privileges useful or necessary in the conduct of its business, except to the extent that the failure to keep and maintain such rights, franchises, licenses and privileges individually or in the aggregate by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower shall and shall cause each Subsidiary to maintain and preserve all of its properties, owned or leased, that are necessary or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted; provided, however, that no item of property need be so maintained and preserved if the failure to so maintain and preserve such item individually or in the aggregate with all other items not so maintained and preserved by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

          (c) The Borrower shall and shall cause each Subsidiary to maintain and protect its ownership of or rights to use all Intellectual Property owned or used by it in the conduct of its business as now conducted and proposed to be conducted, in each case free of all claims and infringements known to the Borrower, except for such failure so to maintain and protect that individually or in the aggregate respecting all Intellectual Property owned or used by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

          Section 7.02 Compliance With Governmental Requirements. (a) The Borrower will and will cause each Subsidiary to comply with all applicable Governmental Requirements and Governmental Approvals, including, without limitation, Governmental Requirements under ERISA and applicable Environmental Laws and applicable Governmental Approvals required by applicable Environmental Laws, except for such noncompliances that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower shall and shall cause each Subsidiary to maintain a policy which, in the reasonable business judgment of the Borrower, is reasonably designed to promote and monitor continued compliance by their respective operations and properties with applicable Environmental Laws and applicable Governmental Approvals required by applicable Environmental Laws.

          Section 7.03 Payment of Taxes and Claims. The Borrower shall and shall cause each Subsidiary to pay and discharge or cause to be paid and discharged promptly when due all Taxes imposed upon it or its revenues, income, profits or capital or in respect of any of its properties or assets before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) on such properties or assets or any part thereof; provided, however, that such payment and discharge by such Person shall not be required with respect to any such Tax or claim so long as the failure to make such payment and effect such discharge, together with all other failures then and theretofore permitted by this clause, could not reasonably be expected to have a Material Adverse Effect.

          Section 7.04 Insurance; Casualty. (a) The Borrower shall and shall cause each Subsidiary to maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by Persons engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, including, without limitation, public liability insurance, casualty insurance against loss or damage to its properties and assets and business interruption insurance.

          (b) In the case of any damage or casualty to any property, plant or equipment of the Borrower or any Subsidiary, the Borrower will and will cause such Subsidiary, as determined by the sound business judgment of the Borrower, to pursue diligently claims available to it under casualty or other applicable insurance policies (other than business interruption insurance policies) relating to such property, plant or equipment and shall use the proceeds of such policies to (i) finance or refinance (through reimbursement of such Person's treasury or otherwise) in whole or in part the cost of repairing or replacing such property, plant or equipment promptly and in a good workmanlike manner,
(ii) otherwise reinvest the proceeds in property, plant or equipment for any of the lubes, aeromatics or refining businesses of the Borrower or, in the case of proceeds received in respect of the property, plant or equipment of such Subsidiary, the business of the Borrower or such Subsidiary, or (iii) prepay Term Loans.

          Section 7.05 Liens. The Borrower shall not and shall not permit any Subsidiary to create, assume or permit to exist any Lien on any of its properties or assets other than Permitted Liens.

          Section 7.06 Restricted Payments. The Borrower shall not and shall not permit any Subsidiary to make any Restricted Payment, including any distribution to the Owners, whether pursuant to or in accordance with Section 7.2, 7.4, 7.5 or 7.6 of the Regulations or otherwise, except:

          (a) so long as no Event of Default exists or would exist after giving effect thereto, the Borrower may make distributions to the Owners pursuant to and in accordance with Sections 7.2, 7.4, 7.5 and 7.6 of the Regulations, including, without limitation, distributions in satisfaction of Distribution Debt and advances pursuant to such Section 7.6;

          (b) each Wholly-Owned Subsidiary may make Restricted Payments to the Borrower and other Wholly-Owned Subsidiaries;

          (c) the Borrower may make scheduled payments of principal, fees and other charges to the holders of Permitted Replacement Debt when due in accordance with its terms (including terms of subordination);

          (d) with respect to Qualified Subordinated Debt that is not Permitted Replacement Debt:

          (i) if such Indebtedness is owing to LRC pursuant to Section 6.4.(D) of the Regulations, the Borrower may make scheduled payments of interest thereon so long as no Event of Default exists or would exist after giving effect to any such payment;

          (ii) if such Indebtedness is Affiliate Indebtedness of the Borrower not owing to LRC pursuant to Section 6.4.(D) of the Regulations, the Borrower may make

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

     scheduled payments of interest thereon when due in accordance with its terms (including terms of subordination); and

          (iii) if such Indebtedness is not Affiliate Indebtedness of the Borrower covered by the foregoing clause (i) or (ii), the Borrower may make scheduled payments of principal, interest, fees and other charges to the holders of such Qualified Subordinated Debt when due in accordance with its terms (including terms of subordination);

          (e) at any time after the Term Loans have been paid in full and the Borrower has no right to borrow any additional amount under the Term Credit Agreement, the Borrower may pay principal, interest, fees and other charges in respect of any Affiliate Indebtedness of the Borrower, but excluding distributions in satisfaction of Distribution Debt except to the extent permitted by clause (a) above; and

          (f) the Borrower may, pursuant to Section 7.4.(B) of the Regulations, make deposits (or be deemed to have made deposits) in the Capital Fund (as defined in Exhibit 1 to the Regulations) for the account of CRIC.

Nothing in this Section 7.06 restricts the creation of Distribution Debt in accordance with Section 7.3.(C) of the Regulations.


          Section 7.07 Limitations on Mergers, Etc. The Borrower shall not and shall not permit any Subsidiary to merge or consolidate with or into any Person or convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets in a single transaction or series of transactions; provided, that any Subsidiary may merge or consolidate with or into or transfer all or substantially all its properties and assets to any other Subsidiary so long as no Default exists or would exist after giving effect thereto.

          Section 7.08 Disposition of Assets. The Borrower shall not and shall not permit any Subsidiary to sell, lease, license, transfer or otherwise dispose of any of its properties or assets (or any right to receive revenues, proceeds, income or profits therefrom), except (a) licensing of technology and dispositions of inventory, in each case in the ordinary course of business, (b) dispositions of any property not required to be maintained or preserved pursuant to Section 7.01(b), (c) dispositions of any property or assets by a Subsidiary to the Borrower or a Subsidiary or loans or advances of funds by the Borrower to a Subsidiary, (d) any sale or assignment of delinquent accounts receivable or other trade receivables (or notes evidencing such receivables) to a collection agency or similar service in the ordinary course of business as now conducted,
(e) Permitted Liens, (f) Restricted Payments permitted by Section 7.06 and (g) in transactions permitted by Section 7.07.

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

          Section 7.09 Indebtedness. The Borrower shall not and shall not permit any Subsidiary to incur, create, assume or suffer to exist any Indebtedness, except:

          (a) the Loans and Letter of Credit Obligations;

          (b) the Term Loans and Permitted Replacement Debt;

          (c)  Qualified Subordinated Debt;

          (d)  Distribution Debt;

          (e) unsecured Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary;

          (f) obligations of the Borrower and all Subsidiaries in an aggregate amount, without duplication of amounts, not to exceed $5,000,000 at any time outstanding in respect of Capital Leases and Indebtedness consisting of secured purchase money Indebtedness incurred by the Borrower or any Subsidiary in the ordinary course of business;

          (g) obligations in respect of Permitted Interest Rate Protection Agreements, other than pursuant to a Guaranty, having a designated notional amount not exceeding, at the time entered into, 100% of the total commitment then in effect of the lenders parties to the Term Credit Agreement to make Term Loans, having a maturity not later than the Term Loan Termination Date and providing for regularly scheduled net settlement payments based upon nominal interest amounts computed on the basis of fixed or floating rates of interest;

          (h) unsecured Indebtedness of the Borrower, in an aggregate amount not to exceed $20,000,000 at any time outstanding, incurred to finance "Capital Enhancement Projects" (as defined in Section 9.2.(C) of the Regulations) of the Borrower in the conduct of the Borrower's business as permitted by
     Section 7.14; and

          (i) additional unsecured Indebtedness of the Borrower, other than pursuant to a Guaranty, in an aggregate amount not to exceed $20,000,000 at any time outstanding.

          Section 7.10 Transactions With Affiliates. The Borrower shall not and shall not permit any Subsidiary to effect any transaction with any Affiliate of the Borrower except (a) transactions contemplated by the Regulations and the Supply or Purchase Contracts, (b) transactions permitted by and in accordance with Sections 5.3 and 5.4 of the Regulations, (c) transactions between or among the Borrower and any one or more Subsidiaries or between or among Subsidiaries (except transactions not otherwise permitted by this Article) and (d) any transaction to the extent not otherwise restricted or prohibited by this Article on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than would be available in a comparable transaction with a Person that is not an Affiliate of the Borrower.

          Section 7.11 Limitation on Restrictive Covenants. The Borrower shall not and shall not permit any Subsidiary to permit to exist any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Securities held by the Borrower or any other Subsidiary, (b) pay any obligation owed to the Borrower or any other Subsidiary,
(c) make any loans or advances to or investments in the Borrower or in any other Subsidiary, (d) transfer any of its property or assets to the Borrower or any other Subsidiary, (e) incur any Indebtedness to the Borrower or (f) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any revenues, income or profits therefrom.

          Section 7.12 Issuance or Disposition of Capital Securities. The Borrower shall not permit any Subsidiary to issue any Capital Securities, and the Borrower shall not and shall not permit any Subsidiary to sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary, except (a) any issuance by a Subsidiary of Capital Securities to the Borrower or a Wholly-Owned Subsidiary and (b) any disposition by the Borrower or any Subsidiary of any Capital Securities of a Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary.

          Section 7.13 Investments. The Borrower shall not and shall not permit any Subsidiary to purchase or acquire obligations or Capital Securities of, or any other interest in, or make loans to, or otherwise enter into joint venture or similar arrangements with, purchase or acquire in a single transaction or series of transactions all or substantially all of the properties or assets of, or any business unit of, any Person, except: (a) Permitted Investments; (b) temporary loans and advances by the Borrower or any Subsidiary to any of its officers or other employees which are made in the ordinary course of business for travel, entertainment or other business expenses; (c) current accounts receivable of the Borrower or any Subsidiary which arise in the ordinary course of its business and adjustments offered to account debtors (other than Affiliates of the Borrower) with respect thereto which are made in the ordinary course of its business; (d) cooperative arrangements entered into by the Borrower in the ordinary course of its business of operating the Refinery with other Persons engaged in operations in the Houston Ship Channel area in connection with their compliance with applicable Governmental Requirements relating to environmental, health and safety matters, including loans or advances of funds or equipment to, or acquisitions of the Capital Securities or the funding of, Gulf Coast Waste Disposal Authority, Clean Channel Association, Inc. or any similar entity; and (e) acquisitions permitted by Section 7.07.

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

          Section 7.14 Business. The Borrower shall not, directly or indirectly, make any material change in the nature or type of the Borrower's business as carried on by it as of the date of this Agreement, except such changes as are contemplated as a result of the Refinery Expansion Project or are incidental or reasonably related to such business, and the Borrower shall not permit any Subsidiary to engage in any business other than any type of business in which the Borrower is permitted to engage under this Section 7.14.

          Section 7.15 Fiscal Year. The Borrower shall not and shall not permit any Subsidiary to change its fiscal year from the calendar year.

          Section 7.16 Financial Covenants. (a) Debt to Total Capitalization Ratio. The Borrower shall not permit the Debt to Total Capitalization Ratio at the end of any fiscal quarter of the Borrower to be greater than 0.60 to 1.00.

          (b) Coverage Ratio. The Borrower shall not permit the Coverage Ratio at the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.00.

          (c) Consolidated Net Worth. The Borrower shall not permit Consolidated Net Worth to be less than (a) $375,000,000 at December 31, 1994,
(b) $525,000,000 at December 31, 1995, (c) $535,000,000 at December 31, 1996,
(d) $545,000,000 at December 31, 1997 and (e) $555,000,000 at December 31, 1998
and at each December 31st thereafter.

          (d) Average Debt to EBITDA Ratio. The Borrower shall not permit the Average Debt to EBITDA Ratio at the end of any fiscal quarter of the Borrower to be greater than (i) 4.5 to 1.0 through the fiscal quarter ending September 30, 1997 and (ii) 4.0 to 1.0 for each fiscal quarter ending thereafter.

          Section 7.17 Certain Material Agreements. (a) The Borrower shall not, and shall not permit any Subsidiary to:

          (i) amend, modify, repudiate, supplement or terminate prior to the scheduled termination date (or any effective extension of such date) the Crude Supply Agreement or the Refined Products Purchase Agreement, except to the extent that any such amendment, modification or supplement, together with all previous amendments, modifications and supplements covered by this clause (i), could not reasonably be expected to have a Material Adverse Effect;

          (ii) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), amend, modify or supplement any provision of Sections 2.1, 2.3, 2.4, 2.12, 2.13 and 5.7 of the Crude Supply Agreement (or any provision of such Sections as incorporated in the Supplemental Supply Agreement) in a manner that is detrimental to the Borrower or any Subsidiary, other than such amendments or modifications of or supplements to such provisions concerning day-to-day performance as are customarily waived or modified on a temporary basis in the ordinary course of business or pursuant to industry custom or practice; or

          (iii) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), otherwise amend, modify, repudiate, supplement or terminate prior to the scheduled termination date (or any effective extension of such date) the Supplemental Supply Agreement;

provided, that all adjustments contemplated by any Supply or Purchase Contract as in effect on the date hereof that are made utilizing the methodology, or in accordance with the parameters, set forth therein (including in any schedules or exhibits thereto), shall not constitute amendments, modifications or supplements for purposes of this Section 7.17(a); and provided, further, that any amendments or modifications of or supplements to the Crude Supply Agreement permitted or consented to under this Section 7.17(a) shall be deemed to be permitted, and consented to, amendments, modifications or supplements of the Supplemental Supply Agreement.

          (b) The Borrower shall not amend, modify or supplement its Articles of Organization, except to the extent that any such amendment, modification or supplement, together with all previous amendments, modifications and supplements, could not reasonably be expected to have a Material Adverse Effect.

          (c) The Borrower shall not amend, modify or supplement (i) any of Sections 2.3.(A), 2.3.(C), 2.3.(D), 5.2, 5.3 or 6.14 of the Contribution
Agreement or Schedule 2.3.(D) to the Contribution Agreement insofar as any such Section or such Schedule relates to the Lyondell Obligations (it being understood that if any term defined elsewhere in the Contribution Agreement or the Schedules or Exhibits to the Contribution Agreement and used (directly or by inclusion in such a defined term used) in any of such enumerated Sections or
Schedule is amended, modified or supplemented in a manner materially detrimental to the Lenders with respect to any of such Sections or such Schedule, such amendment, modification or supplement will be deemed an amendment or modification of or a supplement to each of the enumerated Sections or Schedule in which it is used) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) or (ii) any other term or condition of the Contribution Agreement in such a manner that the effect thereof, together with the effect of all previous amendments and modifications of and supplements to such other terms and conditions, could reasonably be expected to have a Material Adverse Effect.

          Section 7.18 Use of Proceeds. The Borrower shall not use or permit the use of all or any portion of the proceeds of any Loan, or request the issuance of any Letter of Credit, for any purpose other than as represented and warranted in Section 5.13.

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

                                 ARTICLE VIII.

                                    DEFAULT

          Section 8.01 Events of Default. Each of the following shall constitute an "Event of Default":

          (a) The Borrower fails to pay any principal of any Note or any Reimbursement Obligation when the same becomes due and payable; or the Borrower fails to pay any interest on any Note, any fees required by
     Section 2.05 or any other Loan Document or any other Obligation when the same becomes due and payable and such failure continues for five days;

          (b) Any representation or warranty made by the Borrower or any of its officers in any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made pursuant to this Agreement;

          (c) The Borrower shall fail to perform or observe: (i) any term, covenant, condition or agreement contained in Section 6.01(e), 7.01(a) (as to maintenance of existence by the Borrower), 7.02(a) (as to Environmental
     Laws), 7.05 (except as to Liens for state and local taxes payable to Governmental Authorities in states other than Alabama and Texas), 7.07, 7.08, 7.09 (other than clause (f) thereof), 7.10, 7.11, 7.12, 7.14, 7.16,
     7.17 or 7.18; (ii) any term, covenant, condition or agreement contained in
     Section 7.06 or 7.13 and such failure continues unremedied for a period of five Business Days after the earlier to occur of notice of such failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such failure; or (iii) any term, covenant, condition or agreement contained in this Agreement or any other Loan Document (other than a term, covenant, condition or agreement a failure in the performance or observance of which is elsewhere specifically dealt with in this Section 8.01) and such failure continues unremedied for a period of 30 days after the earlier to occur of notice of such failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such failure;

          (d) (i) The Borrower or any Subsidiary fails to pay when due any principal of or interest on any Indebtedness of such Person (other than the Loans) having a then outstanding principal amount in excess of $15,000,000,
     (ii) the maturity of any such Indebtedness, in whole or in part, is accelerated, or any such Indebtedness, in whole or in part, is required to be prepaid or purchased prior to the stated maturity thereof, in accordance with the provisions of any document, instrument or agreement evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event has occurred and is continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to accelerate such maturity or require any such prepayment or purchase and (B) if the document, instrument or agreement evidencing, providing for the creation of or concerning such Indebtedness provides for a grace period for such event, such event is not cured prior to the end of such grace period; provided, that this Section 8.01(d) does not apply to
     (a) Indebtedness of the type referred to in clause (a)(iii) or (iv) of the definition thereof, (b) any liability referred to in clause (b) of the definition thereof which does not constitute Indebtedness of the type referred to in clause (a)(i) or (ii) of the definition thereof or (c) Distribution Debt;

          (e) (i) The Borrower or any Subsidiary (A) makes a general assignment for the benefit of creditors, (B) pursuant to or within the meaning of any Bankruptcy Law, (1) commences a voluntary case or proceeding or (2) consents to the appointment of, or the taking possession by, any Custodian of it or any substantial part of its assets, (C) takes any limited liability company or corporate action to authorize any of the actions set forth above in this Section 8.01(e) or (D) admits in writing its inability to pay its debts as they become due or its belief that it will become unable generally to pay its debts as they become due; or (ii) (A) an involuntary case or proceeding is commenced against the Borrower or any Subsidiary under and within the meaning of any Bankruptcy Law and such involuntary case or proceeding continues undismissed or unstayed for a period of 60 days after it is commenced, (B) a Custodian is appointed of it or any substantial part of its assets in any such involuntary case or proceeding or (C) an order for relief is entered against the Borrower or any Subsidiary in any such involuntary case or proceeding; or (iii) any Owner applies to any court of competent jurisdiction for the dissolution of the Borrower or an event of dissolution (within the meaning of the Regulations or the TLLCA) occurs and the business of the Borrower is not continued pursuant to the vote of the requisite Owners within 90 days after such event of dissolution or the Borrower is not otherwise reconstituted in accordance with Section 12.11 of the Regulations within 90 days after such event of dissolution;

          (f) Judgments, orders or decrees are entered against the Borrower or any one or more of the Subsidiaries by one or more courts of competent jurisdiction the cost of which to the Borrower and the Subsidiaries (without duplication of amounts and without including attorney's fees and other expenses incurred by the Borrower or any Subsidiary defending against or litigating in connection with any such judgment, order or decree) aggregates in excess of $15,000,000, and such judgments, orders and decrees continue undismissed, unbonded, undischarged or unstayed for a period of 30 days;

          (g) (i) Any Termination Event occurs with respect to any Benefit Plan of the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (ii) any Accumulated Funding Deficiency, whether or not waived, exists with respect to any such Benefit Plan, (iii) the Borrower, any Subsidiary or any of their respective ERISA Affiliates is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments owing to any Multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) therefrom, (iv) the Borrower, any Subsidiary or any of their respective ERISA Affiliates fails to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, (v) a proceeding is instituted by a fiduciary of any such Benefit Plan against the Borrower, any Subsidiary or any of their respective ERISA Affiliates to enforce Section 515 of ERISA and such proceeding has not been dismissed within 30 days thereafter, (vi) any Multiemployer Benefit Plan to which the Borrower or any of its ERISA Affiliates is or has made or accrued an obligation to make contributions shall reorganize or become insolvent or
     (vii) any other event or condition occurs or exists with respect to any such Benefit Plan, except that no event or condition referred to in clauses
     (i) through (vii) above shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected and could not reasonably be expected to subject the Borrower or any Subsidiary to any liability in excess of $25,000,000 or otherwise, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (h) The Borrower or any Subsidiary (or any Affiliate of the Borrower) institutes any proceedings seeking to establish that any provision of any Loan Document is invalid, not binding or unenforceable;

          (i) (i) Any Supply or Purchase Contract is terminated for any reason by any party thereto prior to its stated termination date or any effective extension of such date, or any party to any Supply or Purchase Contract shall fail to perform or observe any term, covenant, condition or agreement contained therein to be performed or observed by it and such failure, or such failure together with all other failures by any party or parties to any such agreements, could reasonably be expected to have a Material Adverse Effect; (ii) any other Material Agreement is terminated for any reason by any party thereto prior to its stated termination date or any effective extension of such date, or any party to any such Material Agreement shall fail to perform or observe any term, covenant, condition or agreement contained therein to be performed or observed by it and such termination or failure, or such termination or failure together with all other such terminations and failures by any party or parties to any such agreements, could reasonably be expected to have a Material Adverse Effect, and such termination or failure continues unremedied for a period of 30 days after the earlier to occur of notice of such termination or failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such termination or failure; (iii) (A) any of Sections 3.1.(A), 5.3, 5.4, 6.2.(B), 6.2.(D), 6.2.(E), 6.2.(F), 6.3, 6.4,
     6.6, 6.7, 6.8, 7.2, 7.3, 7.4, 7.5, 7.6, 10.5 and 10.6 of the Regulations is
     amended, modified or supplemented (directly or indirectly by means of an amendment to the Borrower's Articles of Organization) (it being understood that if any term defined elsewhere in the Regulations or the Exhibits to the Regulations and used (directly or by inclusion in such a defined term used) in any of such enumerated Sections is amended, modified or supplemented in a manner materially detrimental to the Lenders with respect to any of such Sections, such amendment, modification or supplement will be deemed an amendment or modification of or supplement to each of the enumerated Sections in which it is used) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) or (B) any other term or condition of the Regulations is amended, modified or supplemented (directly or indirectly as aforesaid) in such a manner that the effect thereof, together with the effect of all previous amendments and modifications of and supplements to such other term or conditions, could reasonably be expected to have a Material Adverse Effect; (iv) CRIC or LRC fails to pay or make any cash contribution or loan to the Borrower required by the Regulations and such failure continues unremedied for a period of three days; (v) CRIC or LRC materially breaches or violates any other term, covenant, condition or agreement contained in the Regulations to be performed or observed by it and such breach or violation continues unremedied for a period of 90 days after the nondefaulting Owner gives written notice thereof to the defaulting Owner pursuant to Section 12.2.(A)(2) of the Regulations; or (vi) (A) Lyondell fails to perform any of the Lyondell Obligations, (B) such failure continues unremedied for a period of 90 days after the Borrower or CRIC gives Lyondell written notice thereof and (C) such failure, if continued, together with all then continuing such failures, could reasonably be expected to have a Material Adverse Effect;

          (j)  A Change of Control occurs;

          (k) (i) the Borrower or any ERISA Affiliate of the Borrower does any of the following if, individually or in the aggregate, any of the following could reasonably be expected to have a Material Adverse Effect: (A) fails to make any payments when due to any Multiemployer Benefit Plan that the Borrower or such ERISA Affiliate of the Borrower is required to make under any agreement relating to such Multiemployer Benefit Plan or any Governmental Requirement pertaining thereto; (B) incurs withdrawal liability under ERISA to a Multiemployer Benefit Plan; (C) voluntarily terminates or, in the case of a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA, withdraws from any Benefit Plan or Multiple Employer Plan if such termination or withdrawal could reasonably result in the imposition of a Lien upon the properties or assets of the Borrower or any Subsidiary (or upon the revenues, income or profits of the Borrower or any Subsidiary therefrom) under Section 4068 of ERISA; (D) fails to make any required contribution when due to any Plan subject to Section 412(n) of the Code that, with the passage of time, could result in a Lien upon the properties or assets of the Borrower or any Subsidiary (or upon the revenues, income or profits of the Borrower or any Subsidiary therefrom);
     (E) adopts any amendment to a Benefit Plan the effect of which is to increase the "current liability" under the Benefit Plan as defined in
     Section 302(d)(7) of ERISA; (F) incurs any liability to the PBGC or to a trustee appointed under Section 4042(b) of ERISA (other than required insurance premiums); or (G) acts or fails to act, and, as a result thereof, an event similar to any of those referred to in clauses (A) through (F) above could occur under the Governmental Requirements of a foreign country;

          (ii) the Borrower or any ERISA Affiliate of the Borrower permits the present value of all benefits (irrespective of whether vested) under all Benefit Plans that have assets less than benefits (irrespective of whether vested) to exceed the "current value," as defined in Section 3(26) of ERISA, of the assets of such Benefit Plans by an aggregate amount which could reasonably be expected to have a Material Adverse Effect;

          (iii) the Borrower or any ERISA Affiliate does any of the following if, in the aggregate, the effect of such actions could reasonably be expected to have a Material Adverse Effect: (A) permits to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Benefit Plan; (B) applies for or is granted a funding waiver under Section 302 of ERISA or Section 412 of the Code; (C) permits to occur any Reportable Event with respect to any Benefit Plan or Multiple Employer Plan, which Reportable Event is likely to result in the termination of such Benefit Plan or Multiple Employer Plan for purposes of Title IV of ERISA;
     (D) permits to be filed a notice of intent to terminate a Benefit Plan or Multiple Employer Plan under Section 4041(c) of ERISA; or (E) permits a complete or partial withdrawal from a Multiemployer Benefit Plan; or

          (l) (i) LRC shall transfer its interest as a member of the Borrower in accordance with the terms of the Regulations to a Person other than an "Affiliate" (as defined in the Crude Supply Agreement) of Lyondell or (ii) neither CITGO nor any of its "Affiliates" (as defined in the Crude Supply Agreement) is a member of the Borrower.

          Section 8.02 Remedies. During the continuance of any Event of Default (other than one specified in Section 8.01(e)), the Agent, on notice to the Borrower, may (but shall not be obligated to), and if so directed by the Required Lenders shall, do any or all of the following: (a) declare, in whole or, from time to time, in part, the Obligations to be, and the Obligations shall thereupon and to that extent become, due and payable; (b) demand that the Borrower deliver cash collateral to the Agent in an amount equal to the aggregate amount of the then Letter of Credit Undrawn Amount to be held in accordance with Section 8.04, whereupon the Borrower shall be obligated to deliver such cash collateral immediately; and (c) terminate, in whole or, from time to time, in part, the Commitments (other than the Commitments to make Loans pursuant to the second and last sentences of Section 2.03(g)); provided, however, that during the continuance of an Event of Default specified in Section 8.01(l), the Agent shall not be entitled to declare, in whole or in any part, the Obligations to be due and payable, or to exercise any of the other rights or remedies set forth in this Section 8.02, solely by reason of such continuance, and none of the Agent, any Co-Agent, the Issuer or any Lender shall be entitled to exercise any of its

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

rights or remedies under Section 8.05 or 10.02(c) or the proviso to the second sentence of Section 6.03 solely by reason of such continuance, unless and until the date (the "Supply Termination Date"), if any, the Borrower receives a written notice of termination of the Crude Supply Agreement by the "Supplier" (as defined in the Crude Supply Agreement) pursuant to Section 3.2(c)(iv) or (v) of the Crude Supply Agreement, as applicable, by reason of the occurrence of such Event of Default; and provided, further, that any Event of Default specified in Section 8.01(l) which occurs shall automatically be cured and no longer continuing upon the earlier to occur prior to the Supply Termination Date, if any, applicable thereto of (i) receipt by the Borrower of written evidence reasonably satisfactory to the Required Lenders of such Supplier's waiver of its right to terminate the Crude Supply Agreement pursuant to Section 3.2(c)(iv) or (v) thereof, as applicable, by reason of the occurrence of such Event of Default or (ii) the passage of the 90-day period provided under such
Section 3.2(c)(iv) or (v), as applicable, without such Supplier's having delivered such Supplier's notice of termination of the Crude Supply Agreement by reason of the occurrence of such Event of Default. Upon the occurrence of an Event of Default specified in Section 8.01(e), automatically and without any notice to the Borrower, (a) the principal of and accrued and unpaid interest on the Notes and all other Obligations then owing under the Loan Documents shall be due and payable and (b) the Commitments (other than the Commitments to make Loans pursuant to the second and last sentences of Section 2.03(g)) shall terminate. Presentment, demand, protest, notice of protest, notice of default, notice of dishonor, notice of intent to accelerate and all other notices of any kind (other than the notice provided for in the first sentence of this Section 8.02) are hereby expressly waived by the Borrower.

          Section 8.03 Application of Proceeds. During the continuance of any Event of Default, all payments in respect of the Obligations received by the Agent may, and shall on the acceleration of the Obligations pursuant to Section 8.01(e), be applied by the Agent to the Obligations, as follows: (a) first, to pay (i) interest on and the principal of any portion of any Loan which the Agent has advanced on behalf of any Lender or (ii) any amount in respect of a drawing under a Letter of Credit which the Issuer has paid, in either case, for which the Agent or the Issuer has not then been reimbursed by any Lender or the Borrower; (b) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent or the Issuer; (c) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders; (d) fourth, to pay interest due in respect of the Loans; (e) fifth, to pay or prepay principal outstanding on the Loans; and (f) sixth, to pay all other Obligations, or in such other order and manner as the Agent shall determine, and the Borrower shall remain liable to the Agent, the Co-Agents, the Issuer and the Lenders for any deficiency. If the Agent has funds available to apply to a portion of, but not all of, one of the amounts described in clauses (a) through (f) above, then the Agent shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

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

          Section 8.04 Cash Collateral. If cash collateralization of any Letter of Credit Obligations is required pursuant to any provision of any of the Loan Documents, including, without limitation, Section 8.02, then such cash collateralization shall be made by deposit by the Borrower of Dollars in immediately available funds, in the amount of such required cash collateralization, into a non-interest bearing cash collateral account at the Agent's Office, which account shall be under the sole dominion and control of the Agent and is hereby pledged to the Agent for the benefit of itself, the Issuer and the Lenders as security for the payment of any Letter of Credit Obligations and any other Obligations that may become payable under any Loan Documents. Funds deposited in such account shall (a) automatically be applied by the Agent to reimburse the Issuer for all Reimbursement Obligations the Borrower has not paid, and thereafter (b) may be applied by the Agent against the Letter of Credit Obligations as they become due or, if the maturity of the Loans has been accelerated, against payment of any other Obligations under the Loan Documents as such amounts become due. Any funds remaining in such account when all Letter of Credit Obligations and all other Obligations payable under the Loan Documents have been paid shall be promptly remitted to the Borrower.

          Section 8.05 Set-Off; Suspension of Payment and Performance. The Agent, each Co-Agent, the Issuer and each Lender is hereby authorized by the Borrower, to the extent permitted under Governmental Requirements, at any time and from time to time, without notice, during any Event of Default, to set-off against, and to appropriate and apply to the payment of, the Obligations owing to such Person (whether matured or unmatured, fixed or contingent or liquidated or unliquidated and including amounts to which such Person is entitled with respect to Letter of Credit Obligations), any and all liabilities owing by such Person to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States). The rights of the Agent, each Co-Agent, the Issuer and each Lender under this
Section 8.05 are in addition to and cumulative of all other rights and remedies (including, without limitation, rights pursuant to any banker's lien) which such Person may have.


          Section 8.06 Sharing of Recoveries. The Agent, each Co-Agent, the Issuer and each Lender agrees that if, for any reason (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise), such Person receives payment of a proportion of the aggregate amount of Obligations due and payable to it hereunder that is greater than its allocable share thereof, then the Person receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the applicable Persons hereunder so that all such recoveries with respect to the Obligations (net of costs of collection) shall be properly allocated among the Persons entitled to the same; provided, however, that if all or part of such proportionately greater payment received by the purchasing Person is thereafter recovered by or on behalf of the Borrower from such Person, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such

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

Person to the extent of such recovery, but without interest (unless the purchasing Person is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Lender shall be required to pay interest at a like rate). The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 8.06 shall, with respect to such participation, to the extent permitted under Governmental Requirements, be entitled to all of the rights of a Lender and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Obligations in the amount of such participation.

                                  ARTICLE IX.

                                   THE AGENT

          Section 9.01 Appointment and Powers. Each Lender hereby irrevocably appoints and authorizes the Agent to act as the agent for such Lender under this Agreement with such powers as are delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent's duties shall be purely ministerial and the Agent shall have no duties or responsibilities except those expressly set forth herein. The Agent shall not be required under any circumstances to take any action that, in its judgment,
(a) is contrary to any provision of the Loan Documents or Governmental Requirements or (b) would expose it to any liability or expense against which it has not been indemnified to its satisfaction. The Agent, by reason of its serving as an agent, shall not be a trustee or other fiduciary for any Lender. The Co-Agents shall have no responsibilities hereunder in their capacities as Co-Agents.

          Section 9.02 Limitation on Agent's Liability. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Co-Agent, the Issuer or any Lender for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. The Agent shall not be responsible to any Co-Agent, the Issuer or any Lender for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any Co-Agent, the Issuer or any Lender under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document or (c) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be responsible to any Co-Agent, the Issuer or any Lender for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and

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

statements of legal counsel, independent accountants or other experts selected in good faith by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected as to the Co-Agents, the Issuer and the Lenders in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          Section 9.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received notice from a Lender, the Issuer or the Borrower specifying such Default and stating that such notice is a "Notice of Default." If the Agent receives such a notice of the occurrence of a Default, then the Agent shall give prompt notice thereof to the Lenders and the Issuer. In the event of any Default, the Agent shall take such action with respect to such Default as shall be directed by the Required Lenders. Unless and until the Agent has received such directions, in the event of any Default, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it deems advisable in the best interests of the Lenders.

          Section 9.04 Rights as a Lender and as Issuer. The Agent shall, in its capacity as a Lender, have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall include such Person in its individual capacity. The Agent, in its capacity as the Issuer, may exercise all the rights and powers of the Issuer under the Loan Documents as though it were not acting as the Agent. Each Person acting as the Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower, the Subsidiaries and the Borrower's Affiliates as if it were not acting as the Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower, the Subsidiaries and the Borrower's Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Lenders.

          Section 9.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower under the Loan Documents), ratably on the basis of the outstanding Loans and Letter of Credit Obligations of the Lenders (or, if no Loans or Letter of Credit Obligations are at the time outstanding, ratably on the basis of their respective Commitments), for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in its capacity as agent (including, without limitation, the costs and expenses that the Borrower is obligated to pay under the Loan Documents) in any way connected with, relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of

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

any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct by the Agent. The obligations of the Lenders under this Section 9.05 shall survive the termination of this Agreement and the payment in full of the Obligations.

          Section 9.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has made and will continue to make, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower and the Subsidiaries, and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuer by the Agent under the Loan Documents, the Agent shall have no obligation to provide any Lender or the Issuer with any information concerning the business, status or condition of the Borrower or any Subsidiary or the Loan Documents which may come into the possession of the Agent or any of its Affiliates.

          Section 9.07 Resignation of the Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders, the Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Agent. If no successor Agent is so appointed by the Required Lenders and accepts such appointment within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Agent. Effective on the acceptance by any Person of its appointment as a successor Agent, such Person shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning Agent and the resigning Agent shall be discharged from its duties and obligations as Agent under the Loan Documents. After any resigning Agent's resignation as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          Section 9.08 CERTAIN INTENTIONS. THE CO-AGENTS, THE ISSUER AND THE LENDERS SEVERALLY ACKNOWLEDGE TO THE AGENT THAT THE PROVISIONS OF THIS ARTICLE IX WHICH RELEASE THE AGENT FROM LIABILITY, LIMIT THE AGENT'S LIABILITY, DUTIES OR RESPONSIBILITIES OR PROVIDE FOR THE INDEMNIFICATION OF THE AGENT BY THE LENDERS, INCLUDING, WITHOUT LIMITATION, SECTIONS 9.01, 9.02, 9.03, 9.05 AND 9.06, ARE INTENDED BY THEM TO SAVE AND HOLD THE AGENT HARMLESS FROM THE

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CONSEQUENCES OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL
MISCONDUCT).

                                   ARTICLE X.

                                 MISCELLANEOUS

          Section 10.01 Notices and Deliveries. (a) Manner of Delivery; Addresses. All notices, communications and materials (including all Information) to be given or delivered pursuant to or in connection with the Loan Documents shall be given or delivered in writing (which shall include telecopier transmissions) and shall be delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

          (i)  if to the Borrower, to it at:

               12000 Lawndale
               Houston, Texas 77252-2451
               Telecopier No.:  (713) 321-6900
               Telephone No.:  (713) 321-5307

               Attention:  Manager, Finance

               with a copy to:

               LYONDELL-CITGO
                 Refining Company Ltd.
               12000 Lawndale
               Houston, Texas 77252-2451
               Telecopier No.:  (713) 321-6900
               Telephone No.:  (713) 321-4121

               Attention:  General Counsel

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

          (ii) if to the Agent or the Issuer, to it at:

               One Wall Street
               18th Floor
               New York, New York 10286
               Telecopier No.: (212) 635-6365
               Telephone No.: (212) 635-4693

               Attention:  Kalyani Bose
                           Agency Function Administration

               with a copy to:

               The Bank of New York
               One Wall Street
               19th Floor
               New York, New York 10286
               Telecopier No.: (212) 635-7923
               Telephone No.: (212) 635-7834

               Attention:  Ray Palmer

         (iii) if to any Lender, to it at the address or telecopier number and to the attention of the individual or department set forth below such Lender's name under the heading "Notice Address" on Annex A or, in the case of a Lender that becomes a Lender pursuant to a Supplement to Credit Agreement, set forth under the heading "Notice Address" in such Supplement to Credit Agreement, or in the case of a Lender that becomes a Lender pursuant to an assignment, set forth under the heading "Notice Address" in the Assignment Agreement effecting such assignment;

or at such other address or telecopier number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to each of the other parties to this Agreement.

          (b) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (i) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (ii) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, and (iii) if sent by

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telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number.

          Section 10.02 Expenses; Indemnification. Whether or not any Loans are made or any Letters of Credit are issued hereunder, the Borrower shall, promptly, and in any event within 15 Business Days after receiving a reasonably detailed statement setting forth the amount and nature thereof:

          (a) to the extent not otherwise paid pursuant to Section 3.06(b), pay or reimburse the Agent, each Co-Agent, the Issuer and each Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing taxes and fees payable in connection with, arising out of or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans or the issuance of the Letters of Credit, excluding any such taxes imposed as a result of the assignment (otherwise than pursuant to Section 2.01(b)(iv) or 3.07) of any Loan or portion thereof;

          (b) pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel collectively retained by the Agent and appraisers, accountants and other experts employed or retained collectively by the Agent) incurred by the Agent in connection with, arising out of or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed and delivered, any waiver or consent thereunder, amendment thereof or supplement thereto or, in the case of this Agreement, any assignment pursuant to Section 2.01(b) or 3.07, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to or in connection with the Loan Documents, including (A) the protection, preservation, exercise or enforcement of any of the rights of the Agent, the Co-Agents, the Issuer or the Lenders in, under or related to the Loan Documents during a Default or (B) the performance of any of the obligations of the Agent, the Issuer or the Lenders under or related to the Loan Documents or (iv) protecting, preserving, exercising or enforcing any of the rights of the Agent, the Issuer or the Lenders in, under or related to the Loan Documents during a Default;

          (c) when an Event of Default has occurred and is occurring, pay or reimburse each Lender and the Issuer for all reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Lender or the Issuer) at such time incurred by such Lender or the Issuer in connection with, arising out of or in any way related to protecting, preserving, exercising or enforcing during an Event of Default any of its rights in, under or related to the Loan Documents;

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

          (d) (i) indemnify each Indemnified Person against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, disbursements, costs and expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnified Person (including, without limitation, the reasonable fees charged and disbursements made by counsel to such Indemnified Person, whether or not suit is brought) or to which such Indemnified Person may become subject arising out of or in connection with or in any way relating to or resulting from any actual or threatened Litigation relating to this Agreement (including the use of the proceeds of the Loans), the other Loan Documents or any transaction contemplated by any of the foregoing, whether or not such Indemnified Person is a party thereto, whether direct or indirect, whether based on any federal, state or local law or regulation, securities or commercial law or regulation or under common law or in equity or on contract, tort or otherwise, and whether or not the transactions contemplated hereby are ever consummated, and (ii) reimburse each Indemnified Person, on demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with any of the foregoing, including, without limitation, costs and expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing; provided, however, that the Borrower shall not indemnify or hold harmless any Indemnified Person from, or reimburse any Indemnified Person for, or waive or release any claim for, any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, disbursements, costs or expenses arising out of the gross negligence or willful misconduct of such Indemnified Person; PROVIDED, FURTHER, THAT IT IS THE EXPRESS INTENTION OF THE BORROWER TO INDEMNIFY EACH INDEMNIFIED PERSON AGAINST THE CONSEQUENCES OF ITS OWN OR ANY OTHER INDEMNIFIED PARTY'S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE. The Borrower shall not make any claim against any Indemnified Person for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by, the Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; and

          (e) (i) indemnify each Indemnified Person against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, disbursements, costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnified Person (including, without

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

     limitation, the reasonable fees charged and disbursements made by counsel to such Indemnified Person, whether or not suit is brought) arising out of or in connection with or in any way relating to or resulting from (A) any Loan Document, including, without limitation, the use of the proceeds of the Loans or the relationship created by any Loan Document between or among the Borrower and the Agent, the Co-Agents, the Issuer and the Lenders and
     (B), with respect to or as a direct or indirect result of any acts or omissions to act by the Borrower or any Subsidiary or any Affiliate of the Borrower under any Environmental Law or with respect to or as a direct or indirect result of the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release, discharge, emission or disposal of pollutants, contaminants, chemicals, toxic or hazardous substances, industrial or hazardous wastes or noxious noises or odors or presence of any of the foregoing on, under, from or about its real property; provided, however, that the Borrower shall not indemnify or hold harmless any Indemnified Person from, or reimburse any Indemnified Person for, or waive or release any claim for, any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, disbursements, costs or expenses arising out of the gross negligence or willful misconduct of such Indemnified Person; PROVIDED, FURTHER, THAT IT IS THE EXPRESS INTENTION OF THE BORROWER TO INDEMNIFY EACH INDEMNIFIED PERSON AGAINST THE CONSEQUENCES OF ITS OWN OR ANY OTHER INDEMNIFIED PERSON'S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE.

The obligations of the Borrower under this Section 10.02 shall survive the termination of this Agreement and the payment in full of the Obligations.

          Section 10.03 Rights Cumulative. Each of the rights and remedies of the Agent, the Issuer and the Lenders under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Governmental Requirements, including, without limitation, the Texas Uniform Fraudulent Transfer Act, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

          Section 10.04 Confidentiality. (a) The Agent, each Co-Agent, the Issuer and each Lender each agrees that (i) it and its Representatives will keep confidential all non-public information concerning the Borrower or the Owners which is furnished to it by or on behalf of the Borrower, the Owners or any of their respective Representatives ("Confidential Information") and, except with the specific prior written consent of the Borrower or as otherwise expressly permitted by the terms of this Section 10.04, will not disclose any Confidential Information, (ii) it and its Representatives will not use Confidential Information except for the purposes of this Agreement and the Loans, Letters of Credit or other extensions of credit contemplated hereby, (iii) all recipients of Confidential

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

Information will be informed of the confidential nature of the Confidential Information and instructed not to make use of the Confidential Information in a manner inconsistent herewith, (iv) it and its Representatives will not make available any Confidential Information to other Persons for use or copying and
(v) prior to its disclosure of Confidential Information to any of its Outside Representatives, such Outside Representative shall have executed and delivered a written confidentiality agreement for the Borrower's benefit substantially in the form of Exhibit 10.04(c)-3 in respect of the Confidential Information, an executed original of which it will provide promptly to the Borrower. Each of the Agent, each Co-Agent, the Issuer and each Lender further agrees that in all events (i) the Crude Supply Agreement and the Supplemental Supply Agreement shall be Confidential Information, (ii) no copies may be made of either such agreement and (iii) any inspection of either such agreement will be restricted to a limited number of its Representatives and to the premises of the Borrower or the Agent.

          (b) The term "Confidential Information" does not include information that any Receiving Party can show (i) has become generally available to the public other than as a result of disclosure or other fault by a Receiving Party or its Representatives or (ii) (A) was already in the possession of a Receiving Party or its Representatives prior to its disclosure to such Person by the Borrower, an Owner or any of their respective Representatives or (B) became available to the Receiving Party or its Representatives, in each case under this clause (ii), free of any restrictions as to its disclosure and from a source, other than the Borrower, the Owners or any of their respective Representatives, which to the knowledge of the Receiving Party or the relevant Representative was not then prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation.

          (c) Each of the Agent, each Co-Agent, the Issuer and each Lender also agrees to disclose Confidential Information only to (i) its Representatives requiring such material for the purpose of administering this Agreement and the transactions contemplated hereby, and (ii) all or any of the Agent, the Co-Agents, the Issuer, the Lenders, any Prospective Assignees and Prospective Participants; provided, however, that prior to such disclosure to any Prospective Assignee or Prospective Participant, a Representative of such Prospective Assignee or Prospective Participant shall have executed and delivered a written confidentiality agreement for the Borrower's benefit substantially in the form of Exhibit 10.04(c)-1 (in the case of any Prospective Assignee) or Exhibit 10.04(c)-2 (in the case of any Prospective Participant) in respect of the Confidential Information on behalf of such Eligible Assignee, and prior to such disclosure to any Outside Representative of such Eligible Assignee, such Outside Representative shall have executed and delivered a written confidentiality agreement for the Borrower's benefit substantially in the form of Exhibit 10.04(c)-3 in respect of the Confidential Information, and each Lender agrees to provide promptly to the Borrower an executed original of each such confidentiality agreement entered into by its Prospective Assignee or Prospective Participant, as the case may be, and such Person's Outside Representative, if any.

          (d) The foregoing will not prohibit the disclosure of any Confidential Information by the Agent, any Co-Agent, the Issuer or any Lender if and to the extent that (i) such disclosure may be required by any Governmental Authority having regulatory authority over it, or (ii) it or any of its Representatives may become legally compelled by court order, subpoena or summons, or by deposition, interrogatory, request for documents or otherwise in connection with Litigation, or by similar legal process, including, without limitation, a civil investigative demand having the same force and effect as a subpoena. However, in any event described in clause (ii) above, the Agent, each Co-Agent, the Issuer and each Lender each agrees that it or its Representatives, as the case may be, prior to such disclosure will endeavor in good faith (except to the extent prohibited by any Governmental Requirement from doing so) to provide the Borrower with prompt notice of such request so that the Borrower may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 10.04(d). In the event that such protective order or other remedy is not obtained, or that the Borrower grants such a waiver hereunder, the Agent, each Co-Agent, the Issuer and each Lender or its Representatives, as the case may be, will in all events endeavor in good faith to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

          (e) The Agent, each Co-Agent, the Issuer and each Lender will only be responsible for any breach of this Agreement by it or its Representatives, other than its Outside Representatives who have executed and delivered a written confidentiality agreement in accordance with this Section 10.04.

          (f) No failure or delay by the Borrower in exercising any right, power or privilege under this Section 10.04 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 10.04.

          Section 10.05  Amendments; Waivers.  Except as otherwise provided in
Section 2.01(c) with respect to increases in the Total Commitment and the addition of Eligible Assignees as Lenders under the circumstances described therein, any term, covenant, agreement or condition of this Agreement or the Notes may be amended, and any right thereunder may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Lenders and, if the rights and duties of the Agent, any Co-Agent or the Issuer are affected thereby, by the Agent, such Co-Agent or the Issuer, as the case may be, and by the Borrower; provided, however, that no such amendment or waiver shall be effective, unless in writing and signed by each Lender affected thereby, to the extent it (a) changes the several nature or the amount (except pursuant to Section 2.01(b), 2.01(c) or 2.04) or extends the term (except pursuant to
Section 2.01(b)) of such Lender's Commitment, (b) reduces the principal of or the rate of interest on the Loans, Reimbursement Obligations or Notes, the amount of such Lender's participation in any Letter of Credit or any fees payable pursuant to any Loan Document, (c) postpones any date fixed for, or reduces the amount of, any mandatory payment or prepayment of principal of or interest on the Loans, Notes, Reimbursement Obligations, or participations in Letters of Credit or any fees payable pursuant to any Loan Document, (d) waives any condition precedent to the initial Loans or Letters of Credit, (e) waives the payment of any amounts payable to any Lender pursuant to Section 3.04, 3.05 or 3.06 or (f) waives or amends Section 8.06, this Section 10.05 or Section
10.12. Unless otherwise specified in such waiver, a waiver of any right under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it is given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent, any Co-Agent, the Issuer or any Lender under the Loan Documents or Governmental Requirements, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent, any Co-Agent, the Issuer or any Lender under the Loan Documents or Governmental Requirements.

          Section 10.06 Assignments and Participations. (a) Assignments. Each Lender may from time to time, in accordance with applicable Governmental Requirements, assign any or all of its rights and obligations under the Loan Documents to one or more Eligible Assignees; provided, however, that no such assignment shall be effective unless and until: (i) the Borrower, the Agent and the Issuer shall have given their written consent to such assignment (which consent shall not be unreasonably withheld); and (ii) the parties to each such assignment shall have executed and delivered to the Agent an Assignment Agreement together (except with respect to an assignment pursuant to Section 2.01(b)) with an assignment fee of $3,000 payable to the Agent. Upon acceptance and recording pursuant to Section 10.06(c), from and after the effective date specified in each Assignment Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement and
(ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 3.04, 3.05, 3.06 and 10.02, as well as to amounts accrued for its account pursuant to Section 2.05 or any other Loan Document and not yet paid).

          (b) Maintenance of Register. The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders (including those becoming Lenders pursuant to an Assignment Agreement or a Supplement to Credit Agreement), and the Commitments of, principal amount of the Loans owing to and Letter of Credit Obligations of, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Agent, the Co-Agents, the Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (c) Acceptance and Recordation of Assignments. On its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an assignee, the assignment fee referred to in Section 10.06(a) above (unless not required) and the written consent of the Borrower, the Agent and the Issuer to such assignment, the Agent shall (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuer. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.06(c). On acceptance and recording pursuant to this Section 10.06(c) of any such assignment by a Lender, the Borrower shall, against receipt of the existing Note of the assignor Lender, issue a new Note to the assignee Lender and, in the case of a partial assignment, to the assignor Lender, appropriately reflecting such assignment.

          (d) Assignments to Federal Reserve Banks.  Nothing in this Section
10.06 shall limit the right of any Lender to assign its interest in its Loans and Note to a Federal Reserve Bank as collateral security under Regulation A of the Board of Governors of the Federal Reserve System, but no such assignment shall release such Lender from its obligations hereunder.

          (e) Participations. Subject to Sections 10.04 and 10.06(f), each Lender may from time to time, in accordance with applicable Governmental Requirements, sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Agent, any Co-Agent, the Issuer or any other Lender; provided, however, that no Lender shall, without the written consent of the Borrower (which shall not be unreasonably withheld), sell any such participation, or permit the resale or transfer of any such participation, to any Person other than a bank. No sale by a Lender of any participation shall relieve such Lender of any of its obligations hereunder.

          (f) Rights of Participants. Each participation agreement shall provide that the Lender that has sold or granted the participation shall retain the sole right to take or refrain from taking any action under the Loan Documents, except that such participation agreement may provide that such Lender shall not, without the consent of the participant, agree to any amendment or waiver that would have the effect of (i) increasing the Commitment of such Lender, (ii) extending the Termination Date of such Lender, (iii) reducing the principal on the Loans, to the extent that the participant would be affected thereby, (iv) reducing the rate of interest on the Loans or Notes, to the extent that the participant would be affected thereby or (v) reducing the amount of such Lender's participation in any fees payable pursuant to Section 2.05, to the extent that the participant would be affected thereby. All amounts payable to any Lender under Section 3.04, 3.05 or Section 3.06 shall be determined as if such Lender has not sold any participations.

          (g) Lender Representation. Each Lender party to this Agreement on the Closing Date hereby represents, and each Person that becomes a Lender pursuant to an Assignment Agreement or a Supplement to Credit Agreement will represent, and shall be deemed to have represented on becoming a party to this Agreement, that it is in fact, otherwise than by reason of being a Lender, an Eligible Assignee and will make or acquire Loans hereunder for its own account in the ordinary course of its business.

          Section 10.07 Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the law of the State of New York (without giving effect to its choice of law principles). Each Letter of Credit shall be governed by and construed in accordance with the laws or rules designated in the applicable Letter of Credit Reimbursement Agreement.


          Section 10.08 Judicial Proceedings; WAIVER OF JURY TRIAL. Any judicial proceeding brought against the Borrower with respect to, or any dispute under or arising out of or in connection with, any Loan Document Claim may be brought in any court of competent jurisdiction in the Borough of Manhattan in The City of New York, County of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of each such court and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Claim and (b) to the fullest extent it may legally and effectively do so, irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. The Borrower shall appoint and maintain CT Corporation System, The Prentice-Hall Corporation System Inc. or a similar entity (the "Service Agent") as agent to receive on its behalf service of process in any proceeding in a state or federal court located in the Borough of Manhattan in The City of New York by entering into an agreement as of the date of this Agreement with the Service Agent to such effect, and the Borrower shall maintain such agreement (or an appropriate substitute to the same effect with the same or a different Service Agent) for the entire term of this Agreement. The foregoing consent to jurisdiction and appointment of agent to receive service of process shall not constitute a general consent to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the Agent, any Co-Agent, the Lenders and the Issuer. Nothing herein shall affect the right of the Agent, any Lender, any Co-Agent, the Issuer or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Agent, any Co-Agent, any Lender, the Issuer or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. In light of the express agreement of the Borrower to submit to the jurisdiction of New York courts for the resolution of any and all disputes arising under this Agreement and brought in New York courts pursuant to this
Section 10.08, the Borrower further hereby knowingly, voluntarily and intentionally waives, to the fullest extent permitted by applicable law, any and all affirmative defenses it could or might otherwise be able to assert based on an alleged incapacity of the Borrower to assert a claim or counter-claim in the state courts of the State of New York located in the Borough of Manhattan whether on the grounds that the Borrower has failed to comply with any or all registration, certification, notification, filing or designation-of-agent Governmental Requirements of the State of New York or on other grounds. THE BORROWER AND EACH OTHER PARTY HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY LOAN DOCUMENT CLAIM. THE BORROWER AND EACH OTHER PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.The provisions of this Section 10.08 shall survive the termination of this Agreement and the payment in full of the Obligations.

          Section 10.09 Severability of Provisions. In case any provision of the Loan Documents is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.10 Counterparts; Integration; Binding Effect. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when it shall have been executed by the Borrower, the Issuer and the Agent and when the Agent shall have received an original signature page signed by, or a facsimile copy of an original signature page signed by, each Co-Agent and Lender listed on the signature pages hereof.

          Section 10.11 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the Borrower, the Agent, the Co-Agents, the Issuer and the Lenders relating to the subject matter hereof and supersede all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          Section 10.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms hereof, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers all as of May 8, 1995.



                             LYONDELL-CITGO REFINING COMPANY LTD.



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             THE BANK OF NEW YORK,
                              as Agent, as Issuer and as a Lender



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             THE BANK OF NOVA SCOTIA
                              as Co-Agent and as a Lender



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             CREDIT LYONNAIS
                              as Co-Agent



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:

                             THE FIRST NATIONAL BANK OF CHICAGO
                              as Co-Agent and as a Lender



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             THE INDUSTRIAL BANK OF JAPAN, LTD.
                              as Co-Agent and as a Lender



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             OTHER LENDERS:

                             ABN AMRO BANK N.V.



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             ABN AMRO BANK N.V.



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:

                             BANQUE NATIONALE DE PARIS,
                                HOUSTON AGENCY



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             CAISSE NATIONALE DE CREDIT AGRICOLE



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:



                             CREDIT LYONNAIS CAYMAN ISLAND BRANCH
                              as a Lender



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             NATIONSBANK OF TEXAS, N.A.



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:

                             NBD BANK



                             By:  [Signataure Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             THE NIPPON CREDIT BANK, LTD.
                                NEW YORK BRANCH



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             PNC BANK, NATIONAL ASSOCIATION



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             ROYAL BANK OF CANADA



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             SOCIETE GENERALE, SOUTHWEST AGENCY



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:

                             WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                NEW YORK AND CAYMAN
                                ISLANDS BRANCHES



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title:


                             THE YASUDA TRUST AND BANKING COMPANY, LTD.
                                NEW YORK BRANCH



                             By:  [Signature Appears Here]
                                -------------------------------------
                                Name:
                                Title: